* IMPORTANT NOTE: CERTAIN MATERIAL, INDICATED BY AN ASTERISK ("*"), HAS BEEN OMITTED FROM THIS DOCUMENT PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT.



[GRAPHIC OMITTED][GRAPHIC OMITTED]


As of September 7, 2000


Pathnet Operating, Inc.
11720 Sunrise Valley Drive
Reston, Virginia 20191
Attn:  Mr. James Craig

Ladies and Gentlemen:

                  Cisco Systems Capital Corporation, a corporation organized and existing under the laws of the State of Nevada, is pleased to make available to Pathnet Operating, Inc., a corporation organized and existing under the laws of the State of Delaware, a credit facility in the aggregate principal amount of $50,000,000, on the following terms and conditions:

     SECTION 1. DEFINITIONS.

     1.1 DEFINITIONS. As used in this agreement (this "Agreement"), the following terms shall have the following meanings:

     "AFFILIATE"  means,  as to any Person  (the  "SUBJECT  PERSON"),  any other
Person (a) that directly or indirectly through one or more intermediaries controls or is controlled by, or is under direct or indirect common control with, the subject Person, (b) that directly or indirectly beneficially owns or holds 10% or more of any class of voting capital stock of the subject Person, or
(c) 10% or more of the voting capital stock of which is directly or indirectly beneficially owned or held by the subject Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing. Neither Lender nor any Loan Party shall be deemed to be an Affiliate of Borrower for purposes of the Loan Documents.

     "ADDITIONAL BORROWER" means any Additional Borrower designated in the Schedule or any Subsidiary of Borrower acceding hereto as an Additional Borrower as contemplated by the Schedule.

     "APPROVED SERVICES AGREEMENT" means the Intercompany Services Agreement dated August 9, 2000 between PNI and Borrower.

     "APPROVED TAX ALLOCATION AGREEMENT" means the Tax Sharing Agreement dated August 9, 2000 between Holdings and Borrower.

     "ASSET CONTRIBUTION AGREEMENT" means the Asset Contribution Agreement dated as of August 9, 2000 between Holdings, Borrower, PFE and PRE.

     "AVAILABILITY PERIOD" has the meaning set forth in the Schedule.

     "BANKING DAY" has the meaning set forth in the Note(s).

     "BANKRUPTCY CODE" means Title 11 of the United States Code entitled "Bankruptcy".

     "BORROWER" means Pathnet Operating, Inc. (subject to Section 7.15).

     "BORROWER SECURITY AGREEMENT" means the Pledge and Security Agreement dated as of August 9, 2000 between Borrower and Collateral Agent, as such agreement may be amended, modified, supplemented, renewed, extended or restated with the prior written consent of Lender

     "BORROWING DATE" means any date on which a Loan is made to Borrower.

     "BUSINESS PLAN" means the business plan of the Borrower in effect from time to time, as approved by Lender. The initial business plan of Borrower is dated as of August 4, 2000 and was delivered to Lender prior to the date hereof.

     "CHANGE OF CONTROL" means (i) the acquisition of beneficial ownership, directly or indirectly, by any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the Securities and Exchange
Commission thereunder as in effect on the date hereof) of shares representing more than 35% of the aggregate ordinary voting power represented by the issued and outstanding capital stock of Holdings other than such an acquisition by Permitted Holders or a group controlled by Permitted Holders; (ii) occupation of a majority of the seats (other than vacant seats) on the Board of Directors of Holdings by Persons who were neither (A) nominated by the Board of Directors of Holdings nor (B) appointed by directors so nominated; (iii) Holdings shall cease to own and control directly, of record and beneficially, 100% of each class of outstanding capital stock of Borrower free and clear of all Liens (other than any Liens under the Collateral Documents); or (iv) the consummation of any transaction the result of which is that any Person or group beneficially owns more of the Voting Stock of Holdings than is beneficially owned, in the aggregate, by the Permitted Holders.

     "CISCO SYSTEMS" means Cisco Systems, Inc. or any Subsidiary or affiliate thereof.

     "CISCO PRODUCTS" means networking and telecommunications equipment and other goods, spare parts, accessories, software and services which Cisco Systems manufactures, assembles, sells, licenses or provides.

     "CISCO PURCHASE AGREEMENT" has the meaning set forth in the Schedule.

     "CLOSING DATE" means the date occurring on or before the Closing Deadline on which all conditions precedent set forth in Section 3.1 are satisfied (or waived by Lender).

     "CLOSING DEADLINE" has the meaning set forth in the Schedule.

     "COLLATERAL" means the property described in the Collateral Documents, and all other property now existing or hereafter acquired which may at any time be or become subject to a Lien in favor of Lender or, if the Collateral Agency and Intercreditor Agreement is in place, the Collateral Agent pursuant to the Collateral Documents or otherwise, securing the payment and performance of the Obligations.

     "COLLATERAL AGENT" means State Street Bank and Trust Company in its capacity as collateral agent under the terms of the Collateral Agency and Intercreditor Agreement and any successor thereof.

     "COLLATERAL AGENCY AND INTERCREDITOR AGREEMENT" means that certain Amended and Restated Collateral Agency and Intercreditor Agreement dated as of September 7, 2000 among the Collateral Agent, and the "Represented Holders" and "Unrepresented Holders" referred to therein.

     "COLLATERAL DOCUMENTS" means each Collateral Document identified in the Schedule, any security agreement provided by a Subsidiary of Borrower hereunder and any other agreement pursuant to which any Loan Party or any other Person provides a Lien on its assets in favor of Lender or, if the Collateral Agency and Intercreditor Agreement is in place, the Collateral Agent, to secure the Obligations and all filings, documents and agreements made or delivered pursuant thereto.

     "COMMITMENT" means the Dollar amount set forth in the Schedule or where the context so requires, the obligation of Lender to make Loans up to such aggregate principal amount on the terms and conditions set forth in this Agreement.

     "COMPLIANCE CERTIFICATE" means a certificate of Borrower, in substantially the form of Exhibit B, with such changes thereto as Lender may from time to time reasonably request.

     "CONDUIT" means any conduit capable of containing one or more strands of Fiber.

     "CONTRACT RIGHTS-OF-WAY" means any and all rights-of-way (whether an easement, lease, contract or agreement in any form) or similar authorization to use any real property or any interest therein contractually granted by any Person to or in favor of any Loan Party or Holdings in connection with, and used in connection with, the Network, including leases and licenses entered into in connection with the Master Rights-of-Way Agreements.

     "CONTRIBUTED  RIGHTS-OF-WAY  CAPITALIZATION  VALUE" means,  for purposes of
Section 5.1(o) only, $10,000 for each mile of right-of-way contributed to the Borrower by Holdings pursuant to the terms of the Rights-of-Way Contribution Agreement or any additional or future agreement between Holdings and Borrower for the contribution of rights-of-way to Borrower from Holdings as capital.

     "CREDITOR" has the meaning set forth in the Schedule.

     "CUSTOMER AGREEMENTS" means an agreement with a Person who is not an Affiliate of Borrower providing for the sale, lease, transfer, swap, exchange or other disposition of, or the grant of any other right to use, or the grant of an option to purchase, acquire, lease or otherwise use, all or any part of the Network, whether relating to transmission capacity, Conduit or any individual strand or strands of Fiber.

     "DEFAULT" means an Event of Default or an event or condition which with notice or lapse of time or both would constitute an Event of Default.

     "DOLLARS" and the sign "$" each means lawful money of the United States.

     "ELIGIBLE ENTITY" means (a) a Person that is primarily engaged in the business of banking or commercial finance with a combined capital and surplus of at least $500,000,000, (b) a Person purchasing the division(s) or business unit(s) of Cisco Systems responsible for producing a substantial portion of the Financed Products, (c) a Person acquiring or merging with Lender or Cisco Systems, or (d) any Affiliate of Lender or Cisco Systems.

     "ELIGIBLE SECURED DEBT" means (a) Indebtedness of Borrower in respect of the Loans, (b) any other Indebtedness for borrowed money of Borrower incurred to finance the acquisition, construction, installation or improvement of capital assets (including Fiber and Conduit) that constitute part of the Collateral or the Real Estate Assets and (c) any Indebtedness for borrowed money of Borrower incurred to refinance Indebtedness referred to in clause (b) above; PROVIDED that (i) in the case of any Indebtedness described in clause (b) above, such Indebtedness is incurred within 270 days of such acquisition or the completion of such construction, installation or improvement and the principal amount thereof does not exceed 100% of the aggregate cost of such acquisition, construction, installation or improvement, (ii) in the case of any Indebtedness described in clause (b) or (c) above, the holder or holders of such Indebtedness (or a duly authorized representative thereof on behalf of such holders) shall have become a party to the Collateral Agency and Intercreditor Agreement as provided therein, (iii) in the case of any Indebtedness described in clause (b) or (c) above, at the time any such Indebtedness is incurred (including pursuant to any increase in the principal amount thereof) no Default shall have occurred and be continuing (both before and after giving effect to such incurrence) and Borrower shall be in compliance with each of the covenants set forth in Section 5.1(o) determined on a pro forma basis as of the last day of the most recently ended fiscal quarter of Borrower for which financial statements are available as though such Indebtedness had been incurred on the last day of such fiscal quarter for testing compliance with each such covenant, and Borrower shall have delivered to Lender a reasonably detailed calculation demonstrating such compliance, and (iv) in the case of any Indebtedness referred to in clause (b) or (c) above, such Indebtedness is not guaranteed by any Person (other than pursuant to a Guaranty) or secured by any Lien (other than Liens granted under the Collateral Documents).

     "ELIGIBLE SECURED DEBT DOCUMENTS" means the agreements, documents and instruments evidencing or governing any Eligible Secured Debt.

     "EVENT OF DEFAULT" has the meaning set forth in Section 6.1.

     "FCC' means the Federal Communications Commission, or any successor thereto, administering the Communications Act of 1934.

     "FIBER" means fiber optic cable that is, or is intended to be, installed in the Network or any strand or strands of fiber included in any such cable, as the context may provide.

     "FIBER OR CONDUIT PURCHASE" means, with respect to Borrower or any of its Subsidiaries, any acquisition (by purchase, lease, exchange or otherwise) of any Fiber or Conduit or right to use Fiber or Conduit for use in the Network.

     "FIBER OR CONDUIT SALE" means, with respect to the Borrower or any of its Subsidiaries, any sale, lease, transfer or other disposition of, or any grant of any other right to use, or any grant of an option to purchase, acquire, lease or otherwise use, all or part of the Network, whether relating to transmission capacity or any individual Conduit or Conduits or any individual strand or strands of Fiber.

     "FINANCED PRODUCTS" means the Cisco Products and other goods, services and other property the acquisition of which is financed by Lender or with respect to which Lender is otherwise providing financing or extending credit to enable Borrower to acquire.

     "FINANCING DOCUMENTS" has the meaning set forth in the Schedule.

     "FUNDING PROCEDURES AND POLICIES" means Lender's "Funding Procedures and Policies" as in effect from time to time, as communicated to Borrower. "GAAP" means generally accepted accounting principles as in effect from time to time.

     "GOVERNMENTAL AUTHORITY" means any national government, or any state, province or other political subdivision thereof or therein, or any governmental ministry, department, body, commission, board, bureau, agency, central bank, court, tribunal or other instrumentality or authority exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

     "GUARANTOR" means PFE, PRE, any Subsidiary of Borrower or Holdings becoming a guarantor as provided under Section 5.1(n) and any other guarantor identified in the Schedule.

     "GUARANTOR   DOCUMENTS"   means  any  Guaranty  and  all  other  documents,
agreements and instruments delivered to the Collateral Agent under or in connection with any Guaranty.

     "GUARANTY" means the guaranty of any Guarantor, as provided under Section 5.1(n), and any guaranty of any Guarantor identified in the Schedule.

     "HOLDINGS" means Pathnet Telecommunications, Inc., a corporation organized and existing under the laws of the State of Delaware.

     "HOLDINGS PLEDGE AGREEMENT" means the Pledge and Security Agreement dated as of August 9, 2000 between Holdings and the Collateral Agent, as such agreement may be amended, modified, supplemented, renewed, extended or restated with the prior written consent of Lender.

     "INDEBTEDNESS" means, for any Person, (i) all indebtedness or other obligations of such Person for borrowed money, or for the deferred purchase price of property or services (acquired or obtained other than on normal trade credit terms); (ii) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses; (iii) all non-contingent reimbursement and other obligations of such Person in respect of letters of credit and bankers acceptances and all net obligations in respect of interest rate swaps, caps, floors and collars, currency swaps, or other similar financial products; (iv) all obligations under leases which shall have been or should be, in accordance with GAAP, recorded as capital leases; and (v) all indebtedness of another Person of the types referred to in clauses (i) through (iv) guaranteed directly or indirectly in any manner by the Person for whom Indebtedness is being determined.

     "INSOLVENCY PROCEEDING" means (i) any case, action or proceeding before any court or other Governmental Authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors, or (ii) any general assignment for the benefit of creditors, composition, marshalling of assets for creditors, or other, similar arrangement in respect of its creditors generally or any substantial portion of its creditors, in each case undertaken under U.S. federal, state or foreign law, including the Bankruptcy Code.

     "INDEMNITY AND CONTRIBUTION AGREEMENT" means the Indemnity, Subrogation and Contribution Agreement dated as of August 9, 2000 among the Borrower, the Subsidiaries from time to time party thereto, and the Collateral Agent, as any such agreement may be amended, modified, supplemented, renewed, extended or restated with the prior written consent of Lender.

     "INTEREST RATE PROTECTION AGREEMENT" means an interest rate swap, cap or collar agreement or similar arrangement providing for the transfer or mitigation of interest rate risks either generally or under specified contingencies.

     "LENDER" means Cisco Systems Capital Corporation.

     "LIEN" means any mortgage, pledge, security interest, assignment, deposit arrangement, charge or encumbrance, lien or other type of preferential arrangement (other than a financing statement filed by a lessor in respect of an operating lease not intended as security).

     "LOAN DOCUMENTS" means this Agreement, the Notes, any Collateral Documents, any Guaranty, any Guarantor Documents and all other certificates, documents, agreements and instruments delivered to Lender under or in connection with this Agreement.

     "LOAN PARTY" means Borrower, each Additional Borrower and each Guarantor.

     "LOANS" has the meaning set forth in Section 2.1.

     "MAGTEN LITIGATION" means the litigation evidenced by the Complaint filed with the Supreme Court of the State of New York, County of New York, Index No. 602083/00 styled as Magten Partners, L.P. and others as plaintiffs against Pathnet, Inc., Pathnet Telecommunications, Inc., Richard Jalkut, The Bank of New York, Colonial Pipeline Company, The Burlington Northern and Sante Fe Railway Company and CSX Transportation, Inc., as defendants.

     "MASTER RIGHTS-OF-WAY AGREEMENTS" means that certain (a) Fiber Optic Access Agreement dated as of March 30, 2000, between Holdings and The Burlington Northern and Santa Fe Railway Company, (b) Fiber Optic Access and License Agreement dated as of March 30, 2000, between CSX Transportation, Inc., for itself and as operator for New York Central Lines LLC, and Holdings, and (c) Fiber Optic Access and Purchase Agreement dated as of March 30, 2000, between Holdings and Colonial Pipeline Company, in each case as any such agreement may be amended or modified from time to time in accordance with Section 5.1(r).

     "MATERIAL ADVERSE CHANGE" means (i) a material adverse change in the business, operations or financial condition of Borrower and its Subsidiaries taken as a whole, or (ii) any event, matter, condition or circumstance which (A) would materially impair the ability of any Loan Party or any other Person to perform or observe its obligations under or in respect of the Loan Documents, or
(B) materially affects the legality, validity, binding effect or enforceability of any of the Loan Documents.

     "MATERIAL CONTRACTS" means, as to any Loan Party, any Customer Agreement or supply, purchase, service, employment, tax, indemnity, shareholder or other agreement or contract for which the aggregate amount or value of services performed or to be performed for or by, or funds or other property transferred or to be transferred to or by, any Loan Party to such agreement or contract, or by which any Loan Party or any of its properties is otherwise bound, during any fiscal year of such Loan Party exceeds (i) $1,000,000 (or the equivalent amount in any currency) with respect to other than Customer Agreements or (ii) $5,000,000 (or the equivalent amount in any currency) with respect to any Customer Agreement, and any and all amendments, modifications, supplements, renewals or restatements thereof. Each Material Contract existing as of the date of this Agreement is set forth in the Schedule.

     "NETWORK" means Borrower's telecommunications network (including populated or unpopulated Conduit), consisting primarily of fiber optic cable but also including copper lines, wireless assets and other telecommunication media, for the provision of communications or related services developed, installed and/or operated, or to be developed, installed and/or operated, in each case, as described in or contemplated by the Business Plan.

     "NOTE" means each Promissory Note referred to in the Schedule.

     "OBLIGATIONS" means the indebtedness, liabilities and other obligations of any Loan Party to Lender under or in connection with the Loan Documents, including all Loans, all interest accrued thereon, all fees due under this Agreement and all other amounts payable by any Loan Party to Lender thereunder or in connection therewith.

     "PFE" means Pathnet Fiber Equipment LLC, a Delaware limited liability company.

     "PRE" means Pathnet Real Estate LLC, a Delaware limited liability company.

     "PERMITTED HOLDERS" means the Persons identified on Schedule 1.1(a) who are shareholders of Holdings as of the Closing Date together with their respective Affiliates and (b) any spouse, parent, sibling, child or grandchild of any of the aforesaid individuals (in each case whether such relationship arises from birth or adoption or through marriage) or any trust established for the benefit of any such individuals or any spouse, parent, sibling, child or grandchild or any such individuals (in each case whether such relationship arises from birth or adoption or through marriage).

     "PERMITTED  LIENS"  means:  (i) Liens in favor of Lender or Cisco  Systems,
(ii) Liens in favor of the Collateral Agent pursuant to the Collateral Documents, (iii) the existing Liens disclosed in writing to Lender on Schedule 1.1; (iv) Liens for Taxes, assessments or other governmental charges that are not delinquent or which are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the property subject to such Liens or the forfeiture or sale of which property has been prevented by the posting of bonds or the taking of other appropriate actions, and for which adequate reserves (as determined in accordance with GAAP) have been established; (v) Liens of materialmen, mechanics, warehousemen, carriers or employees or other similar Liens provided for by mandatory provisions of law and securing obligations either not delinquent or being contested in good faith by appropriate proceedings and which do not in the aggregate materially impair the use or value of the property or risk the loss or forfeiture thereof or for which adequate reserves (as determined in accordance with GAAP) have been established; (vi) Liens consisting of deposits or pledges or resulting from performance or surety bonds required to secure the performance of bids, trade contracts, leases, public or statutory obligations, or other obligations of a like nature incurred in the ordinary course of business (other than for Indebtedness); (vii) Liens upon or in any property acquired or held by Borrower or any of its Subsidiaries to secure the purchase price of such property or Indebtedness incurred solely for the purpose of financing the acquisition of such property; PROVIDED that (A) any such Lien attaches to such property concurrently with or within 90 days after the acquisition thereof, (B) such Lien attaches solely to the property so acquired in such transaction, (C) the Indebtedness secured by any such Lien so created, assumed or existing shall not exceed the lesser of the cost or fair market value at the time of acquisition of the property covered thereby (inclusive of the cost of engineering, furnishing and installation services directly relating to such Property) and shall not be less than 75% of the amortized value of the property acquired with the proceeds of such indebtedness, (D) the aggregate amount of all Indebtedness secured by all such Liens, when aggregated with the Indebtedness secured by all purchase-money Liens and all Liens in connection with any conditional sale or other title retention agreement or capital lease obligation (other than Qualifying Fiber or Conduit Purchases) existing as of the Closing Date or at any other time, shall not exceed $30,000,000 at any time outstanding in the aggregate, and (E) no Default would occur hereunder as a result of the incurrence of such Indebtedness; (viii) Liens on specific tangible assets of Persons which become Subsidiaries of Borrower after the date of this Agreement; provided, however, that (A) such Liens existed at the time the respective Persons became Subsidiaries and were not created in anticipation thereof, (B) any such Lien does not by its terms cover any assets after the time such Person becomes a Subsidiary which were not covered immediately prior thereto, (C) any such Lien does not by its terms secure any Indebtedness other than Indebtedness existing immediately prior to the time such Person becomes a Subsidiary, (D) the acquisition of such Person is permitted hereby, and (E) no Default would occur hereunder as a result of the incurrence of such Indebtedness; (ix) Liens consisting of judgment or judicial attachment Liens, PROVIDED that the enforcement of such Liens is effectively stayed, discharged or bonded over within sixty (60) days and all such Liens in the aggregate at any time outstanding for Holdings and its Subsidiaries do not exceed $1,000,000; (x) restrictions and other minor encumbrances on real property (including easements, rights-of-way, zoning or other restrictions) which do not in the aggregate materially impair the use or value of such property or risk the loss or forfeiture thereof; (xi) Liens created under the Eligible Secured Debt Documents securing the Eligible Secured Debt permitted to be incurred under this Agreement, which Liens must be PARI PASSU and of equal priority to the Liens securing the Obligations and must be subject to the terms and provisions of the Collateral Agency and Intercreditor Agreement; (xii) deposits with insurance companies to secure obligations in respect of insurance premiums other than life insurance premiums, which deposits do not exceed the lesser of the amount of premiums payable in respect of such insurance within one year after the date of deposit or $500,000 in aggregate amount at any time payable; (xiii) any interest or title of a lessor under any lease not prohibited by this Agreement in respect of the leased asset, including rights of lessors under ground leases in respect of real property; (xiv) rights in respect of the Network arising pursuant to Customer Agreements relating thereto, PROVIDED that none of such rights may result in Borrower's failure to comply with the terms and provisions of this Agreement; (xv) Liens attaching to Fiber or Conduit acquired as a result of Fiber or Conduit Purchases, which Liens existed at the time of such acquisition, were not created in contemplation of such acquisition and were not granted by any Loan Party and which Liens do not have a material adverse effect on or interfere with Borrower's and its Subsidiaries' ability to operate such Fiber or Conduit; (xvi) leases, subleases or rights-of-way granted to others by Borrower or its Subsidiaries that are not prohibited by this Agreement and do not materially interfere with the ordinary conduct of business of the Borrower or any of its Subsidiaries; and (xvii) any extension, renewal or replacement of any of the foregoing Permitted Liens, PROVIDED that Liens permitted under this clause (xvii) shall not be extended or spread to cover any additional Indebtedness or property; PROVIDED, HOWEVER, that (A) none of the Permitted Liens (except those in favor of Lender securing payment of the Obligations or, if the Collateral Agency Intercreditor Agreement is in effect, in favor of the Collateral Agent securing payment of the Obligations and Eligible Secured Debt) may attach or relate to the capital stock of or any other ownership interest in Borrower or any of its Subsidiaries, (B) none of the Permitted Liens referenced in clauses (iii), (ix) and (xii) may attach to any Real Estate Assets, and (C) except for the Liens disclosed in connection with clause (iii) which are expressly identified as constituting purchase money Liens, none of the Permitted Liens referred to in such clause may have a priority equal or prior to the Liens in favor of Lender or Collateral Agent as security for the Obligations.

     "PERMITTED TELECOMMUNICATIONS JOINT VENTURE" means a Person that is not a Subsidiary of Borrower engaged in one or more Telecommunications Businesses in which Borrower owns, directly or indirectly, an equity interest.

     "PERMITTED TRANSACTION." means (a) any transaction or series of related transactions (the "Transaction") for the purpose of or resulting, directly or indirectly, in (i) the acquisition of all or substantially all of the assets of a Person, or of any business or division of a Person, (ii) the acquisition of all or any of the capital stock, partnership interests, membership interests or equity of any Person, or otherwise causing such Person to become a Subsidiary, or (iii) a merger or consolidation or any other combination with another Person, that in each case conforms to the following requirements: (i) Borrower or the applicable Subsidiary is the surviving Person or if such Loan Party is not the surviving Person, the surviving Person takes all actions reasonably required to assume and succeed to the rights and obligations of such Loan Party under the Loan Documents and to grant Collateral Agent or Lender (as the case may be) a perfected security interest in such surviving Person's property (subject to no Liens other than Permitted Liens); (ii) after giving effect to such Transaction, Borrower and each of its Subsidiaries remains in compliance with Section 5.1(g),
(iii) Lender shall have received promptly, and in any event no less than ten Banking Days prior to the consummation of such Transaction, (A) financial information regarding the assets, Person or business which is the subject of the Transaction, including pro forma projected financial statements showing the effect of the Transaction on Borrower and its Subsidiaries, and (B) a completed worksheet in substantially the form of Schedule 1 to the Compliance Certificate demonstrating PRO FORMA compliance with the financial covenants set forth herein, measured as of the last day of the fiscal quarter then most recently ended, after giving effect to such Transaction, (iv) the Transaction shall be consummated in accordance with applicable Requirements of Law, (v) after giving effect to such Transaction: (A) no Default or Event of Default shall have occurred and be continuing or would result therefrom, (B) 100% of the capital stock of any acquired or newly formed corporation, partnership, limited liability company or other business entity is owned directly by Borrower, Holdings or a Subsidiary of Borrower or Holdings, and (C) all actions required to be taken with respect to such acquired or newly formed Subsidiary under
Section 5.1(n) or as otherwise required under Section 5.1(n) shall have been taken, and (vi) such Transaction complies with either of the following: (A) the consideration for such acquisition consists of Borrower's equity securities or
(B) in the case of any such Transaction including cash, cash equivalents and/or the assumption of Indebtedness, the aggregate amount thereof shall not exceed $5,000,000 (or its equivalent in another currency) in the aggregate for all such Transactions from the Closing Date to the date of repayment of the Loans; or (b) cash investments in one or more Permitted Telecommunications Joint Ventures; PROVIDED that the remainder of (i) the aggregate amount of such investments MINUS (ii) the aggregate amount of income received on the amount invested shall not exceed $5,000,000.

     "PERSON" means an individual, corporation, partnership, joint venture, trust, unincorporated organization or any other entity of whatever nature or any Governmental Authority.

     "PNI" means Pathnet, Inc., a Delaware corporation.

     "PNI SENIOR NOTES" means the "Notes" as such term is defined in the PNI Senior Notes Indenture.

     "PNI SENIOR NOTES INDENTURE" means that certain Indenture dated as of April 8, 1998, between PNI and The Bank of New York, as trustee, as amended and supplemented by that certain Supplemental Indenture dated as of March 30, 2000 between PNI and The Bank of New York, as trustee.

     "QUALIFYING FIBER OR CONDUIT PURCHASES" means Fiber or Conduit Purchases which constitute capital lease obligations and for which all consideration payable therefor was paid in full by Borrower or its Subsidiaries at the time of acquisition.

     "REAL ESTATE ASSETS" means (a) the Rights-of-Way Contribution Agreement, the Contract Rights-of-Way and all other interests in real estate, or in contracts relating to real estate, comprising the right-of-way (whether an easement, lease, contract or agreement in any form) for the Network, (b) all the Fiber or Conduit installed in the Network, (c) any other assets comprising part of the Network that constitute real property or fixtures and (d) all fiber optic cable or strands of fiber or conduit obtained pursuant to any swap or exchange agreement, but excludes any real property or interests therein not referred to in clauses (a), (b) or (c) preceding.

     "REQUIREMENT OF LAW" means, as to any Person, any law, treaty, rule or regulation or determination of an arbitrator or of a Governmental Authority, in each case applicable to or binding upon the Person or any of its property or to which the Person or any of its property is subject.

     "RESPONSIBLE OFFICER" means, as to any Person, the chief financial officer or treasurer of such Person (or any other senior officer of such Person involved principally in the financial administration or controllership function of such Person).

     "RESTRICTED PAYMENT" means (a) any dividend or other distribution, payment or penalty (whether in cash, property or obligations), direct or indirect, paid or payable by Borrower or any of its Subsidiaries on account of, with respect to or in connection with (or the setting apart of money for a sinking or other analogous fund for) any shares of any class of capital stock of Borrower or any of its Subsidiaries now or hereafter outstanding, except a dividend payable solely in shares of that class of stock to the holders of that class; (b) any redemption, conversion, exchange, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of capital stock of Borrower or any of its Subsidiaries now or hereafter outstanding; (c) any payment or prepayment of principal of, premium, if any, or interest on, or any redemption, conversion, exchange, purchase, retirement or defeasance of, or payment with respect to, any subordinated debt (including Subordinated Debt and any Indebtedness which is subordinated pursuant to the Subordination Agreement); and (d) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of capital stock of Borrower or any of its Subsidiaries now or hereafter outstanding.

     "RIGHTS-OF-WAY CONTRIBUTION AGREEMENT" means the Right of Way Contribution Agreement dated as of August 9, 2000 between Holdings as assignor, and Borrower and PRE as assignees pursuant to which all rights, titles and interests of Holdings in and to the Master Rights-of-Way Agreements, as they relate to at least 4,000 miles of Contract Rights-of-Way to be selected by Borrower from time to time, is assigned to Borrower and PRE.

     "SCHEDULE" means the Schedule of Information attached hereto.

     "SECURITY AGREEMENTS" means the Holdings Pledge Agreement, the Borrower Security Agreement, the Subsidiary Security Agreements, any other security agreements, pledge agreements, securities pledge agreements and other agreements, documents or instruments evidencing or creating a Lien as security for the Obligations or any portion thereof, in form and substance satisfactory to Lender, executed by any Loan Party, in favor of Lender or in favor of the Collateral Agent, and any such agreement, document or instrument subsequently executed in accordance or connection with this Agreement or any other Loan Document.

     "SUBSIDIARY SECURITY AGREEMENTS" means, collectively, (i) the Pledge and Security Agreement dated as of August 9, 2000 between PFE and the Collateral Agent and (ii) the Pledge and Security Agreement dated as of August 9, 2000 between PRE and the Collateral Agent, in each case, as any such agreement may be amended, modified, supplemented, renewed, extended or restated with the prior written consent of Lender.

     "SUBORDINATED DEBT" means unsecured Indebtedness (i) subordinated to the payment of the Obligations on terms satisfactory to Lender and (ii) the other terms and conditions of which are satisfactory to Lender (including terms and conditions relating to the interest rate and payments, fees, amortization, maturity, covenants, events of default and remedies).

     "SUBORDINATED DEBT DOCUMENTS" means any and all agreements, documents and instruments now or hereafter evidencing or governing any Subordinated Debt.

     "SUBORDINATION AGREEMENT" means the Subordination Agreement dated as of August 9, 2000 among the Loan Parties and the Collateral Agent, as any such agreement may be amended, modified, supplemented, renewed, extended or restated with the prior written consent of Lender.

     "SUBSIDIARY" means any corporation, association, partnership, joint venture or other business entity of which more than 50% of the voting stock or other equity interest is owned directly or indirectly by any Person or one or more of the other Subsidiaries of such Person or a combination thereof.

     "TAXES" means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority.

     "UNITED STATES" and "U.S." each means the United States of America.

     "VENDOR" means Cisco Systems, or any distributor or other reseller or provider of Cisco Products.

     "VOTING STOCK" of any Person means the capital stock of such Person which ordinarily has voting power for the election of directors, managers or general partners (or persons performing similar functions) of such Person, whether at all times or only for so long as no senior class of securities has such voting power by reason of any contingency.

     1.2 INTERPRETATION. (a) In the Loan Documents, except to the extent the context otherwise requires: (i) any reference to an Article, a Section, a Schedule or an Exhibit is a reference to an article or section thereof, or a schedule or an exhibit thereto, respectively, and to a subsection or a clause is, unless otherwise stated, a reference to a subsection or a clause of the Section or subsection in which the reference appears; (ii) the words "hereof," "herein," "hereto," "hereunder" and the like mean and refer to this Agreement or any other Loan Document as a whole and not merely to the specific Article, Section, subsection, paragraph or clause in which the respective word appears;
(iii) the meaning of defined terms shall be equally applicable to both the singular and plural forms of the terms defined; (iv) the words "including," "includes" and "include" shall be deemed to be followed by the words "without limitation;" (v) references to agreements and other contractual instruments shall be deemed to include all subsequent amendments and other modifications thereto; (vi) references to statutes or regulations are to be construed as including all statutory and regulatory provisions consolidating, amending or replacing the statute or regulation referred to; (vii) any table of contents, captions and headings are for convenience of reference only and shall not affect the construction of this Agreement or any other Loan Document; and (viii) in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including"; the words "to" and "until" each mean "to but excluding"; and the word "through" means "to and including." (b) Unless Lender has consented in writing to an amendment, waiver or other modification of the Financing Documents, or an amendment, waiver or other modification of the Financing Documents is otherwise permitted under this Agreement, the term "Financing Documents" as used herein shall not be deemed to refer to any such Financing Document as modified by any such amendment, waiver or other modification to such Financing Document and shall instead mean and be such Financing Document without giving effect to such amendment, waiver or other modification. If any provision of any Financing Document is incorporated herein by reference and such Financing Document shall terminate, the provisions thereof referred to herein shall continue to be incorporated by reference herein, as and to the extent applicable, MUTATIS MUTANDIS, in each case in the form thereof on the date of such termination.

     SECTION 2. THE LOAN FACILITY.

     2.1 THE LOANS. Subject to compliance with the conditions precedent set forth in Sections 3.1 and 3.2, Lender agrees, on the terms and conditions hereinafter set forth, to make loans (each a "Loan" and, collectively, the "Loans") to Borrower during the Availability Period, in an aggregate principal amount up to but not exceeding the Commitment. Any amount of the Loans repaid may not be reborrowed.

     2.2 USE OF PROCEEDS. Borrower agrees to use the proceeds of any Loans made hereunder solely for the purposes described in the Schedule.

     2.3 BORROWING PROCEDURE. Each Loan to be made hereunder shall be in such minimum principal amount and subject to such advance written notice, or telephonic notice (confirmed immediately in writing), as shall be specified in the Schedule. Each such written notice of borrowing shall be in substantially the form of EXHIBIT A (with appropriate completions). Upon fulfillment of the applicable conditions set forth in Section 3.1 and 3.2, and subject to the Funding Procedures and Policies, Lender shall make the proceeds of the Loan available in accordance with Borrower's payment instructions. Without limiting the generality of the foregoing, in the case of any Loan made hereunder for the purpose of paying the purchase price of Cisco Products, (i) Lender shall make the Loan available directly to the Vendor, and (ii) if the Vendor is Cisco
Systems, each such Loan shall be deemed to be outstanding hereunder and under the Note evidencing such Loan effective as of the date 30 days after the invoice date of the Cisco Products which are being financed by such Loan (or on such date thereafter as Cisco Systems shall agree to in its sole discretion), and Lender is hereby authorized to make such Loans without being required to receive a notice of borrowing with respect thereto, PROVIDED that if Borrower provides written notice to Lender within 25 days after the invoice date that payment or performance due Cisco Systems is not then due because one or more conditions of payment or performance has or have not been satisfied by Cisco Systems, then clause (ii) of this section shall not apply and no such Loan shall be made until Borrower provides a notice of borrowing with respect to such invoice. Borrower hereby authorizes and directs Lender to make direct payment to any Vendor and any other intended recipient, if any, of Loan proceeds. Notwithstanding anything in the Funding Procedures and Policies to the contrary, Lender will make Loan proceeds available to any Vendor or other recipient thereof on or not later than five Banking Days following the requested Borrowing Date.


     2.4 EVIDENCE OF INDEBTEDNESS. As additional evidence of the Indebtedness of Borrower to Lender resulting from the Loans made by Lender, Borrower shall execute and deliver the Note (or Notes) required pursuant to the Schedule.

     2.5 INTEREST AND FEES.

     (a) INTEREST. Borrower shall pay interest on the unpaid principal amount of each Loan at the interest rate and on the dates set forth in the Note evidencing such Loan.

     (b) FEES. Borrower agrees to pay to Lender such fees as may be specified in the Schedule, payable on the dates set forth in the Schedule. All fees payable under this Section 2.5 shall be nonrefundable.

     (c) DETERMINATIONS. Each determination by Lender of any applicable rate of interest, and of any change therein, in the absence of manifest error shall be conclusive and binding on the parties hereto.

     2.6 COMPUTATIONS. All computations of fees and interest hereunder shall be made on the basis of a year of 360 days for the actual number of days occurring in the period for which any such interest or fee is payable.

     2.7 HIGHEST LAWFUL RATE. Anything herein to the contrary notwithstanding, if during any period for which interest is computed hereunder, the applicable interest rate, together with all fees, charges and other payments which are treated as interest under applicable law, as provided for herein or in any other Loan Document, would exceed the maximum rate of interest which may be charged, contracted for, reserved, received or collected by Lender in connection with this Agreement under applicable law (the "Maximum Rate"), Borrower shall not be obligated to pay, and Lender shall not be entitled to charge, collect, receive, reserve or take, interest in excess of the Maximum Rate, and during any such period the interest payable hereunder shall be limited to the Maximum Rate.

     2.8 REPAYMENT OF THE LOANS. Borrower shall repay to Lender the principal amount of each Loan in accordance with the terms and conditions of the Note evidencing such Loan.

     2.9 PREPAYMENTS. Borrower may prepay the outstanding amount of the Loans in whole or in part, in a principal amount of at least $100,000 or any amount in excess thereof. If any mandatory prepayments are required under the Schedule, Borrower shall prepay the outstanding Loans in the amounts and at the times specified in the Schedule. Any such prepayments shall not be subject to any fee, premium, penalty or other charges except as provided in Section 2.12 and except to the extent a prepayment fee is required under the Schedule. Borrower shall give prior notice to Lender of any such prepayment identifying the Loan to be prepaid and specifying the date and amount of the prepayment. Partial prepayments of any amortizing Loan shall be applied to the installments of principal thereof in the inverse order of maturity. Accrued interest on any such Loan prepaid shall be due on the prepayment date as to the principal amount of such Loan prepaid.

     2.10 REDUCTION OR TERMINATION OF THE COMMITMENT. Borrower may, upon prior notice to Lender, terminate in whole or reduce in part, as of the date specified by Borrower in such notice, any then unused portion of the Commitment. From the effective date of any reduction or termination, any commitment fee payable pursuant to the Schedule shall be computed on the basis of the Commitment as so reduced or terminated. Once reduced or terminated, the Commitment may not be increased or otherwise reinstated.

     2.11 INCREASED COSTS. If, due to either (i) the adoption of, or any change in, any applicable law, rule or regulation, or any change in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof (a "Regulatory Change"), or (ii) compliance by Lender with any request, guideline or directive (whether or not having the force of law) of any such Governmental Authority, there shall be any increase in the cost to Lender of agreeing to make or making, or funding or maintaining, any Loan, or any reduction of any amount received or receivable by Lender under this Agreement or the Note with respect thereto, then from time to time, within 15 days after demand by Lender, Borrower shall pay to Lender such additional amounts as shall compensate Lender for such increased cost or reduction. Any such request for compensation by Lender under this Section 2.11 shall set forth the basis of calculation thereof and shall, in the absence of manifest error, be conclusive and binding for all purposes. In determining the amount of such compensation, Lender may use any reasonable averaging and attribution methods.

     2.12 FUNDING LOSSES. In addition to such amounts as are required to be paid by Borrower pursuant to the Schedule, Borrower shall compensate Lender, promptly upon receipt of Lender's written request, for all losses, costs and expenses (including any reasonable loss or expense incurred by Lender in obtaining, liquidating or re-employing deposits or other funds to fund or maintain the Loans), if any, which Lender sustains if: (i) Borrower repays or prepays any Loan on a date other than the last day of an Interest Period for such Loan (whether as a result of an optional prepayment, a mandatory prepayment, a payment as a result of acceleration or otherwise) (except in the case of a scheduled payment of an installment of principal on a principal payment date which does not fall on the last day of an Interest Period); (ii) Borrower fails to borrow a Loan after giving its notice of borrowing under Section 2.3; or
(iii) Borrower fails to prepay a Loan after giving its notice thereof. Any such request for compensation shall set forth the basis for requesting such compensation and shall, in the absence of manifest error, be conclusive and binding for all purposes. As used herein, "Interest Period" has the meaning set forth in the Note(s).

     2.13 RIGHTS OF CSCC/ASSIGNEE Notwithstanding anything to the contrary in Sections 2.11 and 2.12, such Sections shall not apply to any Loans held by Cisco Systems Capital Corporation (or an Affiliate thereof), as Lender, but shall be in full force and effect with respect to any Loans held by a Lender other than Cisco Systems Capital Corporation (or an Affiliate thereof) and shall inure to the benefit of any assignee receiving the assignment of a Loan (or any portion thereof) under the terms of this Agreement.

     2.14 PAYMENTS. Borrower shall make each payment under the Loan Documents unconditionally in full and free and clear of, and without reduction for or on account of, any present and future Taxes or withholdings, and all liabilities with respect thereto. Each such payment shall be made without set-off, counterclaim or, to the extent permitted by applicable law, other defense, including without any deduction or setoff arising out of or in connection with the purchase of the Financed Products, all of which rights of Borrower are hereby expressly waived by Borrower; provided, however, that no payment hereunder shall be deemed to be a waiver of any right or claim that Borrower may have against Cisco Systems or other Vendor with respect to the Cisco Products. Each such payment shall be made on the day when due to Lender in Dollars and in immediately available funds, to Lender's account specified in the Schedule or to such other bank and/or account of Lender as it from time to time shall designate in a written notice to Borrower. Whenever any payment hereunder shall be stated to be due, or whenever any other date specified hereunder would otherwise occur, on a day other than a Banking Day, then, except to the extent otherwise provided hereunder, such payment shall be made, and such other date shall occur, on the next succeeding Banking Day. Each payment by or on behalf of Borrower hereunder shall, unless a specific determination is made by Lender with respect thereto, be applied (i) first, to any fees, costs, expenses and other amounts (other than principal and interest) due Lender; (ii) second, to accrued and unpaid interest due Lender; and (iii) third, to principal due Lender.

     SECTION 3. CONDITIONS PRECEDENT.

     3.1 CONDITIONS PRECEDENT TO THE INITIAL LOAN. The obligation of Lender to make its Loan on the initial Borrowing Date shall be subject to the satisfaction of each of the following conditions precedent before or concurrently with the making of such initial Loan:

     (a) DOCUMENTS. Lender shall have received the following, in form and substance satisfactory to it: (i) the Note (or Notes) required under the Schedule, executed by Borrower; (ii) any required Guaranty and any additional Loan Documents specified in the Schedule, executed by each of the respective parties thereto, and (iii) any other documents and information specified in the Schedule.

     (b) ADDITIONAL CLOSING DOCUMENTS. Lender shall have received the following, in form and substance satisfactory to it: (i) evidence that all approvals or consents of any other Person, required in connection with the execution, delivery and performance of the Loan Documents shall have been obtained; and
(ii) a certificate of the Secretary or other appropriate officer of each Loan Party, dated the Closing Date, or a date not more than five Banking Days prior to the Closing Date, certifying (A) copies of the certificate or articles of incorporation and bylaws of such Loan Party and the resolutions adopted by such Loan Party and other actions taken or adopted by such Loan Party authorizing the execution, delivery and performance of the Loan Documents, and (B) the incumbency, authority and signatures of each officer of such Loan Party authorized to execute and deliver the Loan Documents and act with respect thereto.

     (c) LEGAL OPINION. Lender shall have received a legal opinion of legal counsel to the Loan Parties, dated the Closing Date, or a date not more than five Banking Days prior to the Closing Date, in form and substance satisfactory to Lender.

     (d) COLLATERAL. If any Collateral Documents are referred to in the Schedule, Lender shall have received the following, in form and substance satisfactory to it: (i) executed copies of all UCC-1 financing statements necessary or appropriate in the reasonable opinion of Lender and Collateral Agent to perfect the security interests created under the Collateral Documents;
(ii) written advice relating to such Lien and judgment searches as Lender and Collateral Agent shall have requested, and such termination statements or other documents, as may be necessary to confirm that the Collateral described in the Collateral Documents is subject to no other Liens in favor of any Persons (other than Permitted Liens); (iii) evidence that all other actions necessary or appropriate in the reasonable opinion of Lender and Collateral Agent to perfect and protect the security interest created by the Collateral Documents have been taken; and (iv) evidence of insurance coverage, together with evidence that Collateral Agent has been named as loss payee under all policies of property insurance and as additional insured under all policies of liability insurance, in each case as required by the Collateral Documents.

     (e) FEES, COSTS AND EXPENSES. Borrower shall have paid (i) all fees then due in accordance with the Schedule, and (ii) all invoiced costs and expenses then due in accordance with Section 7.4.

     (f) COMPLIANCE CERTIFICATE. Lender shall have received a completed Compliance Certificate of a Responsible Officer of Borrower, as of the end of the fiscal quarter immediately preceding the Closing Date, with respect to any of the financial covenants set forth in Section 5.1 in effect as of such date.

     (g) MATERIAL CONTRACTS. If requested by Lender, Borrower shall have delivered to Lender a complete and current copy of each Material Contract in existence as of the Closing Date, except that Borrower shall not have any obligation to deliver such Material Contract if such delivery is prohibited by the terms of such Material Contract and if such prohibition was required by a party other than Borrower or any of its Subsidiaries.

     3.2 CONDITIONS PRECEDENT TO ALL LOANS. The obligation of Lender to make each Loan shall be subject to the satisfaction of each of the following conditions precedent:

     (a) USE OF PROCEEDS. Lender shall have received details with respect to the use of proceeds of the Loan at least five Banking Days prior to the proposed funding date (in the form of a schedule or other listing of the Financed Products or otherwise in a form as shall be specified by Lender or in the Funding Procedures and Policies), and the foregoing (including the proposed use of proceeds) shall be satisfactory to Lender.

     (b) REPRESENTATIONS AND WARRANTIES; NO DEFAULT. On and as of the date of such Loan, both before and after giving effect thereto and to the application of proceeds therefrom: (i) the representations and warranties contained in Section
4.1 and in the other Loan Documents shall be true, correct and complete as though made on and as of such date (unless they expressly refer to an earlier date, in which case they shall be true, complete and correct as of such earlier date); and (ii) no Default shall have occurred and be continuing or shall result from the making of such Loan. For purposes of this Section 3.2, clause (i) shall take into account any amendments to any disclosures made in writing by any Loan Party to Lender after the Closing Date and approved by Lender. The giving of any notice of borrowing and the acceptance by Borrower of the proceeds of each Loan made following the Closing Date shall each be deemed a certification to Lender that on and as of the date of such Loan such statements are true.

     (c) MATERIAL ADVERSE CHANGE. On and as of the date of such Loan, there shall have occurred no Material Adverse Change since the date of the financial statements furnished to Lender prior to the Closing Date.

     (d) CLOSING DATE. The Closing Date has occurred.

     (e) ADDITIONAL DOCUMENTS AND CONDITIONS. Lender shall have received, in form and substance satisfactory to it, such additional approvals, opinions, documents and other information as Lender may reasonably request, including any specified in the Schedule; and any additional conditions precedent set forth in the Schedule shall have been satisfied.

     SECTION 4. REPRESENTATIONS AND WARRANTIES.

     4.1 REPRESENTATIONS AND WARRANTIES OF HOLDINGS AND BORROWER. Borrower represents and warrants to Lender that:

     (a) ORGANIZATION AND POWERS. Borrower (i) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, (ii) has all requisite power and authority to own its assets and carry on its business and to execute, deliver and perform its obligations under the Loan Documents to which it is a party, (iii) is qualified to do business and is in good standing in each jurisdiction in which the failure so to qualify or be in good standing would result in a Material Adverse Change, and (iv) is in compliance with all Requirements of Law, except to the extent that such noncompliance could not reasonably be expected to result in a Material Adverse Change.

     (b) AUTHORIZATION; NO CONFLICT. The execution, delivery and performance by Borrower of the Loan Documents to which it is a party have been duly authorized by all necessary corporate action of Borrower and do not and will not (i) contravene the terms of the articles or certificate of incorporation, or bylaws, of Borrower or result in a breach of or constitute a default under any Material Contract or any material lease, instrument, contract or other agreement to which Borrower is a party or by which it or its properties may be bound or affected; or (ii) violate any provision of any law, rule, regulation, order, judgment, decree or the like binding on or affecting Borrower.

     (c) BINDING OBLIGATIONS. The Loan Documents to which Borrower is a party constitute, or when delivered under this Agreement will constitute, legal, valid and binding obligations of Borrower, enforceable against Borrower in accordance with their respective terms, except as limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally and by general equity principles.

     (d) CONSENTS. No authorization, consent, approval, license, exemption of, or filing or registration with, any Governmental Authority, or approval or consent of any other Person, is required for the due execution, delivery or performance by any Loan Party of any of the Loan Documents or the purchase of the Financed Products, except as may be set forth in the Schedule and except for any filings necessary to perfect any Liens on any Collateral.

     (e) LITIGATION. Except for the Magten Litigation, there are no actions, suits or proceedings pending or, to the best of Borrower's knowledge, threatened against or affecting Borrower or any of its Subsidiaries before any Governmental Authority or arbitrator which if determined adversely to Borrower or any such Subsidiary would result in a Material Adverse Change.

     (f) FINANCIAL STATEMENTS. All financial statements of Borrower and its Subsidiaries delivered to Lender are complete and correct and fairly present the financial condition of Borrower and its Subsidiaries as at the times and for the periods covered by such statements, in each case in accordance with GAAP, consistently applied, subject, in the case of any unaudited financial statements, to normal year-end adjustments and any absence of notes. Since the date of the most recent financial statements furnished to Lender prior to the Closing Date, there has not been any Material Adverse Change.

     (g) PURCHASE TRANSACTION. Each purchase transaction to be financed with any Loan represents a bona fide and undisputed transaction between Borrower and the Vendor (or other applicable vendor of Financed Products) entered into in compliance with all applicable laws and regulations.

     (h) SUBSIDIARIES. Except as set forth in the Schedule, on the date of this Agreement Borrower has no Subsidiaries.

     (i) LICENSES, PATENTS, TRADEMARKS AND OTHER RIGHTS. Each of Borrower and its Subsidiaries possesses all material approvals, authorizations, permits, franchises, licenses, patents, trademarks, trade names, service marks, copyrights, leases and all rights with respect thereto, free from burdensome restrictions, that are reasonably necessary for the ownership, maintenance and operation of its business, and neither Borrower nor any such Subsidiary is in material violation of any rights of others with respect to the foregoing. Without limiting the generality of the foregoing, the Schedule sets forth all material authorizations, permits, licenses and approvals of or from the FCC or any other Governmental Authority ("Permits and Licenses") held by Borrower and each Subsidiary existing on the date of this Agreement (other than Permits and Licenses pertaining to construction or rights of way); each Permit and License is in full force and effect and has not been revoked, suspended, canceled, or modified in any materially adverse way and, except as may be set forth in the Schedule, is not subject to any materially adverse conditions or requirements; and Borrower has no knowledge of the occurrence of any event (including any investigation, proceeding, notice, violation, or other order or complaint issued by or before and Governmental Authority) which (i) results in, or after notice or lapse of time or both would result in, revocation, suspension, adverse modifications, non-renewal, impairment, restriction, loss or termination of, or order of forfeiture with respect to, any Permit or License in any respect that could reasonably be expected to result in a Material Adverse Change, or (ii) affects or could reasonably be expected in the future to affect any of the rights of Borrower or any of its Subsidiaries under any Permit or License in any respect that could reasonably be expected to result in a Material Adverse Change.

     (j) INSURANCE. The properties of Borrower and its Subsidiaries are insured, with financially sound and reputable insurance companies, in such amounts, with such deductibles and covering such risks as is customarily carried by companies engaged in similar businesses and owning similar properties in the localities where Borrower or such Subsidiary operates.

     (k) TAXES. Borrower and its Subsidiaries have filed all federal and other material tax returns and reports required to be filed, have made timely remittance of all material amounts as required by any Governmental Authority and have paid all federal and other material Taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except those which are being or will be contested in good faith by appropriate proceedings and for which adequate reserves have been provided in accordance with GAAP. Borrower has not received any notice of any proposed tax assessment against Holdings, Borrower or any of Borrower's Subsidiaries that would, if made, result in a Material Adverse Change.

     (l) LIENS. There are no Liens upon or with respect to any of properties or assets of Borrower and its Subsidiaries, including any of the Collateral, except for Permitted Liens.

     (m) REGULATED ENTITIES. None of Holdings, Borrower, any Person controlling Holdings, or any Subsidiary of Borrower or Holdings, is an "Investment Company" within the meaning of the Investment Company Act of 1940. No Loan Party is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act, or any other Federal or state statute or regulation limiting its ability to incur Indebtedness.

     (n) MATERIAL CONTRACTS. All of the Material Contracts are in full force and effect and, to the best knowledge of Borrower, (i) no Loan Party is in default in any material respect under the terms of a Material Contract and (ii) no other Person who is a party to a Material Contract is in default in any material respect under the terms of such Material Contract except such defaults as would not reasonably be expected to result in a Material Adverse Change.

     (o) DISCLOSURE. (i) Borrower has disclosed to Lender the existence, as of the date of this Agreement, of each credit agreement, loan agreement, indenture, purchase agreement, guarantee, letter of credit or other arrangement providing for or otherwise relating to any Indebtedness or any extension of credit (or commitment for any extension of credit) to, or guarantee by, Borrower or any of its Subsidiaries the aggregate principal or face amount of which equals or exceeds (or may equal or exceed) $100,000 and any Liens with respect thereto.
(ii) None of the representations or warranties made by any Loan Party in the Loan Documents as of the date of such representations and warranties, and none of the statements contained in any other information with respect to Borrower and its Subsidiaries, including each exhibit or report, furnished by or on behalf of Borrower to Lender in connection with the Loan Documents, contains any untrue statement of a material fact or omits any material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they are made, not misleading.

     4.2 REPRESENTATIONS AND WARRANTIES OF LENDER. Lender represents and warrants to Borrower that Lender: (i) will acquire each Note for its own account for investment and (subject to the disposition of its property being at all times within its control) not with a view to any resale or other distribution of such Note in a transaction constituting a public offering or otherwise requiring registration under the Securities Act of 1933 (the "Securities Act") or in a transaction that would result in noncompliance with applicable state securities laws; (ii) has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and the risks of its acquisition of any Note and credit extensions to Borrower, (iii) is an accredited investor as such term is defined in Rule 501 of Regulation D under the Securities Act, and
(iv) understands that such Note has not been, and will not be, registered under the Securities Act or any state securities laws.

     SECTION 5. COVENANTS.

     5.1 COVENANTS. So long as any of the Obligations shall remain unpaid or Lender shall have any Commitment, Borrower agrees that:

     (a) FINANCIAL  STATEMENTS AND OTHER INFORMATION.  Borrower shall furnish to
Lender: (i) as soon as available and in any event within 45 days after the end of the first three fiscal quarters of each fiscal year of Borrower, its quarterly consolidated financial statements, prepared in accordance with GAAP, and, if requested by Lender, its quarterly consolidating financial statements, accompanied by a certificate of a Responsible Officer of Borrower stating that such financial statements fairly present the financial condition of Borrower and its Subsidiaries as at such date and the results of operations of Borrower and its Subsidiaries for the period ended on such date and have been prepared in accordance with GAAP consistently applied, subject to changes from normal, year-end adjustments and except for the absence of notes, (ii) as soon as available and in any event within 105 days after the end of each fiscal year of Borrower, its consolidated annual financial statements, prepared in accordance with GAAP and, if requested by Lender, consolidating annual financial statements, and in the case of consolidated financial statements, accompanied by an unqualified report thereon of independent certified public accountants of recognized standing; (iii) as soon as available and in any event not more than 105 days after the commencement of each fiscal year, the business plan and financial projections of Borrower and its Subsidiaries, for such fiscal year;
(iv) promptly after  Borrower has knowledge or becomes aware thereof,  notice of
(A) the occurrence of any Default hereunder, and (B) any default or event of default under any Financing Documents; (v) prompt written notice of any condition or event which has resulted, or that could reasonably be expected to result, in a Material Adverse Change; (vi) together with the financial statements required pursuant to clauses (i) and (ii), a Compliance Certificate of a Responsible Officer of Borrower as of the end of the applicable accounting period; and (vii) such other information respecting the operations, properties, business or financial condition of Borrower and their Subsidiaries as Lender may from time to time reasonably request or as may be specified in the Schedule.

     (b) PRESERVATION OF EXISTENCE, ETC. Borrower shall, and shall cause each of its Subsidiaries to, maintain and preserve (i) its corporate existence, and (ii) all material copyrights, patents, trademarks, trade names and service marks and other intellectual property rights, and all other material rights, qualifications, permits, licenses, franchises and privileges, necessary or desirable in the normal course of its business and operations and the ownership of its properties, except for the dissolution of any shell or dormant Subsidiary and except in connection with any transactions expressly permitted by this
Section 5.1.

     (c) LICENSES. Borrower shall, and shall cause each of its Subsidiaries to, obtain and maintain all licenses, authorizations, consents, filings, exemptions, registrations and other governmental approvals of any Government Authority necessary or desirable (i) in connection with the execution, delivery and performance of the Loan Documents, the purchase of the Financed Products or the consummation of the transactions therein contemplated, or (ii) in the normal course of its business and operations and the ownership of its properties, except, in the case of this clause (ii), to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Change.

     (d) COMPLIANCE WITH LAWS. Borrower shall comply, and shall cause each of its Subsidiaries to comply, in all material respects with all Requirements of Law of any Governmental Authority having jurisdiction over it or its business, except such as may be contested in good faith or as to which a bona fide dispute may exist or where noncompliance could not reasonably be expected to result in a Material Adverse Change.

     (e) PAYMENT OF OBLIGATIONS. Borrower shall, and shall cause each of its Subsidiaries to, pay and discharge (i) all federal and other material Taxes, fees, assessments and governmental charges or levies imposed upon it or upon its properties or assets prior to the date on which penalties attach thereto, and all lawful claims for labor, materials and supplies which, if unpaid, might become a Lien upon any properties or assets of Borrower or any of its Subsidiaries, except to the extent such Taxes, fees, assessments or governmental charges or levies, or such claims, are being contested in good faith by appropriate proceedings and are adequately reserved against in accordance with GAAP; (ii) all lawful claims which, if unpaid, would by law become a Lien upon its property not constituting a Permitted Lien; and (iii) all Indebtedness, as and when due and payable, but subject to any subordination provisions contained in any instrument or agreement evidencing such Indebtedness (except where failure to do so would not otherwise constitute a Default or Event of Default hereunder).

     (f) INSURANCE. Borrower shall, and shall cause each of its Subsidiaries to, carry and maintain in full force and effect, at its own expense and with financially sound and reputable insurance companies, insurance in such amounts, with such deductibles and covering such risks as is customarily carried by companies engaged in the same or similar businesses and owning similar properties in the localities where Borrower or such Subsidiary operates. Without limiting the generality of the foregoing, Borrower shall, and shall cause each of its Subsidiaries to, comply with all requirements of the Collateral Documents pertaining to maintenance of insurance.

     (g) CHANGE IN NATURE OF BUSINESS. Borrower shall not, and shall not permit any of its Subsidiaries to, engage in any material line of business other than that of being a telecommunications services provider through the Network.

     (h) RESTRICTIONS ON FUNDAMENTAL CHANGES. Borrower shall not, and shall not permit any of its Subsidiaries to, merge with or consolidate into, or acquire all or substantially all of the assets of, any Person, or sell, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets, except that (i) any of Borrower's wholly owned Subsidiaries may merge with, consolidate into or transfer all or substantially all of its assets to another of Borrower's wholly owned Subsidiaries or to Borrower and in connection therewith such Subsidiary may be liquidated or dissolved (provided that if any such transaction shall be between an Additional Borrower and another Subsidiary not an Additional Borrower, or a Subsidiary which is a Guarantor and a Subsidiary which is not a Guarantor, and such Additional Borrower or Subsidiary Guarantor is not the continuing or surviving Person, then the continuing or surviving Person shall have assumed all of the obligations of such Additional Borrower or Subsidiary Guarantor, as the case may be, under the Loan Documents to which it is a party);
(ii) Borrower or any of its Subsidiaries may enter into a Permitted Transaction;
(iii) Borrower or any of its Subsidiaries may sell or dispose of assets in accordance with the provisions of subsection (i) below; and (iv) subject to any restrictions set forth in subsection (i) below regarding Fiber or Conduit Sales, the Borrower or PRE may purchase or acquire Fiber or Conduit that constitutes all or a material or substantial part of the business or properties of a Person pursuant to a purchase, swap or exchange agreement.

     (i) SALES OF ASSETS. Borrower shall not, and shall not permit any of its respective Subsidiaries to, sell, lease, transfer, or otherwise dispose of (whether in one transaction or a series of transactions) any assets (including any shares of stock in any Subsidiary or other Person) outside the ordinary course of business (each a "Transfer"), or enter into or consummate any Transfer
(i) to be made by Borrower or any Subsidiary to Holdings (other than as permitted by Section 5.1((m)), (ii) involving Financed Products (other than in the ordinary course of business to a wholly owned Subsidiary that is a Guarantor hereunder and that has granted to Lender a perfected, first priority Lien on such Financed Products under a security agreement in form and substance satisfactory to Lender (except as permitted by Clause (b) to this Section 5.1(i) below)), (iii) that could reasonably be expected to result in a Material Adverse Change or (iv) that would violate the terms of any other Loan Document; provided that as a condition to consummating any Transfer to any such Subsidiary of Financed Products other than PFE, Borrower shall provide ten Banking Days' prior written notice to Lender of the proposed Transfer and obtain Lender's prior written consent thereto. For purposes of this Section 5.1(i), the term ordinary course of business shall include, without limitation, (a) sales, leases, transfers, assignments, or other dispositions of property, other than the Network (or any portion thereof), Fiber, Conduit, accounts or receivables, by the Borrower or its Subsidiaries if each of the following conditions have been satisfied: (i)(A) the net proceeds from any such single sale, lease, transfer, assignment or other disposition or series of related sales, leases, transfers, assignments or other dispositions shall not exceed $5,000,000 in the aggregate at any time and (B) the Borrower or any Subsidiary (as applicable) receives fair consideration for such assets; and (ii) no Default exists at the time thereof;
(b) sales, leases, transfers, assignments or other dispositions of property, accounts and receivables, by any Loan Party to any other Loan Party; (c) Fiber or Conduit Sales pursuant to Customer Agreements for full and fair consideration in the ordinary course of Borrower's business and in accordance with or as contemplated by the Business Plan, PROVIDED that Borrower will ensure that it and its Subsidiaries retain, at all times, the ownership of or right to use a minimum of six strands of Fiber with respect to each long-haul segment of the Network, PROVIDED, HOWEVER, that, in connection with any Fiber or Conduit Purchases, Borrower and its Subsidiaries may acquire and retain a minimum of two strands of Fiber installed or intended to be installed in the Network; (d) dispositions of an entire operating segment of the Network if (i) Borrower receives fair consideration for such segment of the Network disposed of and (ii) no Default exists at the time of or will result from such disposition, PROVIDED, HOWEVER, that, as of any date of determination, not more than 20% of the aggregate amount of completed Network route miles at any time owned or then previously owned by Borrower and its Subsidiaries (excluding any Network route miles exchanged for other Network route miles) may be, or have been, disposed of after giving effect to all previous dispositions and all dispositions being made or proposed to be made as of such date of determination; and (e) sales or leases of customer premises equipment or sublicenses of software, or other equipment purchased by Borrower and intended for resale, made in the ordinary course of business; PROVIDED that any such equipment or software shall not consist of Cisco Products.

     (j) NEGATIVE PLEDGE. Borrower shall not, and shall not permit any of its respective Subsidiaries to, create, incur, assume or suffer to exist any Lien upon or with respect to any of its properties, revenues or assets, whether now owned or hereafter acquired, other than Permitted Liens.

     (k) INDEBTEDNESS. Borrower shall not, and shall not permit any of its Subsidiaries to, create, incur, assume or otherwise become liable for or suffer to exist any Indebtedness, other than: (i) Indebtedness of Borrower to Lender;
(ii) Indebtedness of Borrower and its Subsidiaries existing on the date hereof and disclosed to Lender, or incurred pursuant to subsection 5.1(k)(xiv) below, or extensions, renewals and refinancings of such Indebtedness, provided that the principal amount of such Indebtedness being extended, renewed or refinanced does not increase; (iii) Indebtedness of Borrower and its Subsidiaries under the Financing Documents (if any) or any refinancings, extensions and renewals of such Indebtedness, provided that the principal amount of such Indebtedness being extended, renewed or refinanced does not increase; (iv) Indebtedness constituting Eligible Secured Debt; (v) accounts payable to trade creditors for goods and services and current operating liabilities (not the result of the borrowing of money) incurred in the ordinary course of Borrower's or any of its Subsidiary's business in accordance with customary terms and paid within the specified time, unless contested in good faith by appropriate proceedings and reserved for in accordance with GAAP; (vi) Indebtedness of Borrower incurred to finance the acquisition, construction, installation or improvement of any capital assets; PROVIDED that (A) such Indebtedness is incurred within 270 days of such acquisition or the completion of such construction, installation or improvement, (B) any such Indebtedness incurred in connection with any particular acquisition, construction, installation or improvement shall not exceed 100% of the cost of such acquisition, construction, installation or improvement, and (C) the aggregate principal amount of all Indebtedness permitted by this subsection 5.1(k)(vi) or a refinancing thereof shall not exceed $1,000,000 at any time outstanding, (vii) Indebtedness consisting of guarantees resulting from endorsement of negotiable instruments for collection by Borrower or any such Subsidiary in the ordinary course of business; (viii) purchase money Indebtedness of Borrower and its Subsidiaries (including capital leases) secured by purchase money Liens, which Indebtedness and Liens are permitted under and meet all of the requirements of clause (vii) of the definition of Permitted Liens in Section 1.1; (ix) Indebtedness constituting Subordinated Debt of Borrower or a refinancing thereof (as permitted under this Agreement); (x) Indebtedness between or among Borrower or any of Borrower's wholly owned Subsidiaries to Borrower or another of its wholly owned
Subsidiaries (subordinated to the payment of the Obligations on terms satisfactory to Lender); (xi) Indebtedness of Borrower and its Subsidiaries consisting of Qualifying Fiber or Conduit Purchases entered into in the ordinary course of business; (xii) unsecured Indebtedness under Interest Rate Protection Agreements permitted under the Financing Documents; (xiii) Indebtedness constituting of guaranties by Borrower of Indebtedness of its Subsidiaries, other than PRE, permitted pursuant to this Agreement and Guaranties by any of Borrower's Subsidiaries, other than PRE, of Indebtedness of Borrower permitted pursuant to this Agreement; and (xiv) additional Indebtedness of Borrower in an aggregate principal amount not to exceed $1,000,000 at any time outstanding. Notwithstanding the foregoing or anything to the contrary contained in this Agreement, Borrower shall not, and shall not permit any Subsidiary of Borrower to, incur, create, assume or permit to exist any Indebtedness which is secured by any Lien created, evidenced or governed by any of the Collateral Documents other than the Obligations and other Eligible Secured Debt.

     (l) LOANS AND INVESTMENTS. Except as otherwise permitted in Sections 5.1(h) or 5.1(i), Borrower shall not, and shall not permit any of its Subsidiaries to, purchase or otherwise acquire the capital stock, assets (constituting a business unit), obligations or other securities of or any interest in any Person, or otherwise extend any credit to or make any additional investments in any Person, other than in connection with: (i) extensions of credit in the nature of accounts receivable or notes receivable arising from the sales of goods or services in the ordinary course of business; (ii) (A) extensions of credit by Holdings to, and other investments by Holdings in, Borrower, provided that any such Indebtedness is subordinated to the payment of the Obligations on terms satisfactory to Lender, (B) extensions of credit by Borrower to, and other investments by Borrower in, any of its wholly owned Subsidiaries or (C) extensions of credit by any of Borrower's wholly owned Subsidiaries to another of its wholly owned Subsidiaries or Borrower; (iii) employee loans and guarantees in the ordinary course of business in accordance with Borrower's or any of its Subsidiary's usual and customary practices with respect thereto that do not exceed $1,000,000 in aggregate amount at any one time outstanding; (iv) short term, investment grade instruments, in accordance with Borrower's usual and customary treasury management policies; (v) Interest Rate Protection Agreements permitted by the Financing Documents; and (vi) any Permitted Transaction.

     (m) DISTRIBUTIONS. Borrower shall not, and shall not permit any of its Subsidiaries to, make or pay, or obligate itself to make or pay, any Restricted Payments, except: (i) subject to the subordination provisions relating thereto, Borrower may make (and may obligate itself to make) regularly scheduled payments of interest accrued on any Subordinated Debt if and to the extent (but only if and to the extent) permitted by the express terms of the Subordinated Debt Documents governing such Subordinated Debt, which terms shall have been expressly approved in writing by Lender; (ii) Subsidiaries of Borrower may make Restricted Payments to Borrower; (iii) commencing on or after March 15, 2001 (but not prior thereto), if and to the extent permitted by applicable law, Borrower may declare and pay (and may obligate itself to declare and pay) dividends to Holdings during any fiscal year in an aggregate amount not to exceed the positive remainder, if any, of (A) the accrued interest on the PNI Senior Notes required to be paid in cash in accordance with the PNI Senior Notes Indenture and, subject to the proviso below, actually paid in cash by Holdings or PNI, MINUS (B) the aggregate amount of cash that is otherwise available to PNI or Holdings at such time for the payment of such accrued interest, which amount referred to in this clause (B) shall be determined in good faith from time to time by PNI and Holdings and shall be certified by the chief financial officer of each of such entities to Lender and Borrower as being true and correct at least 30 days prior to the date upon which such dividends are proposed to be paid by Borrower, provided, HOWEVER, that the entirety of the proceeds of such dividends must be used, substantially concurrently with the payment of such dividends by Borrower, by Holdings or PNI to pay the same amount of accrued interest on the PNI Senior Notes required to be paid in accordance with the PNI Senior Notes Indenture, and actually paid, by Holdings or PNI in cash (and no such dividends may be paid by Borrower to Holdings more than 30 days prior to the applicable date upon which such accrued interest is required to be paid and is actually paid by Holdings or PNI or in amounts exceeding the amounts of such accrued interest required to be paid and actually paid by Holdings in cash); and (iv) Borrower and its Subsidiaries may make loans or advances to employees, officers and directors of the Loan Parties as set forth in Section 5.1(l); PROVIDED that no Restricted Payments may be made pursuant to clause (i), clause (ii) or clause (iii) preceding if a Default exists at the time of such Restricted Payment or would result therefrom.

     (n) ADDITIONAL SUBSIDIARIES. (i) If Borrower proposes to incorporate, create or acquire any additional Subsidiary, Borrower shall notify Lender thereof. After the incorporation, creation or acquisition of any such Subsidiary, within five Banking Days following receipt by Borrower from Collateral Agent of a security agreement and stock pledge agreement, each in form and substance satisfactory to Lender and Collateral Agent, and a guaranty of the Obligations in form and substance satisfactory to Lender and Collateral Agent, Borrower shall (A) cause such Subsidiary to execute and deliver such guaranty and security agreement to Collateral Agent and (B) pledge (or cause to be pledged) the capital stock or other ownership interests of such Subsidiary to Collateral Agent pursuant to such stock pledge agreement. Lender may elect in its sole discretion to waive any such requirement for any Subsidiary that will remain a dormant or shell Subsidiary. (ii) Within five Banking Days after receipt from Collateral Agent of any request to do so, Borrower shall, or shall cause such Subsidiary to, have executed and filed any UCC-1 financing statements furnished by Collateral Agent in each jurisdiction in which such filing is necessary to perfect the security interest of Collateral Agent in the Collateral of such Subsidiary and in which Collateral Agent requests that such filing be made. (iii) Additionally, Borrower and such Subsidiary shall execute and deliver to Collateral Agent such other items as reasonably requested by Collateral Agent in connection with the foregoing, including resolutions, incumbency and officers' certificates, opinions of counsel, search reports and other certificates and documents.

     (o) FINANCIAL COVENANTS(i) . (i) LEVERAGE RATIO. On a consolidated basis, Borrower and its Subsidiaries shall not, as of the last day of any fiscal quarter, permit its ratio of Consolidated Funded Debt to Annualized EBITDA to be greater than the ratios indicated below:

                     QUARTERLY PERIOD ENDING                                 REQUIRED RATIO
                     June 30, 2002                                              28.5 to 1
                     September 30, 2002                                          8.1 to 1
                     December 31, 2002                                           4.7 to 1
                     March 31, 2003                                              3.3 to 1
                     June 30, 2003                                               2.7 to 1
                     September 30, 2003                                          2.1 to 1
                     December 31, 2003                                           1.7 to 1
                     March 31, 2004                                              1.4 to 1
                     June 30, 2004                                               1.1 to 1
                     September 30, 2004                                           .9 to 1
                     December 31, 2004                                            .8 to 1
                     March 31, 2005                                               .7 to 1
                     June 30, 2005                                                .6 to 1
                     September 30, 2005                                           .4 to 1
                     Last day of each calendar quarter                            .4 to 1
                     thereafter

     (ii) MINIMUM TOTAL REVENUES. On a consolidated basis, Borrower and its Subsidiaries shall not fail to maintain total revenues of Borrower and its Subsidiaries for each quarterly period set forth below of not less than the correlative amount indicated:

                     QUARTERLY PERIOD ENDING                                REQUIRED AMOUNT
                     June 30, 2000                                                 $2,000
                     September 30, 2000                                            $3,000
                     December 31, 2000                                             $6,000
                     March 31, 2001                                                $9,000
                     June 30, 2001                                                $14,000
                     September 30, 2001                                           $20,000
                     December 31, 2001                                            $31,000
                     March 31, 2002                                               $47,000
                     June 30, 2002                                                $70,000
                     September 30, 2002                                          $102,000
                     December 31, 2002                                           $146,000
                     March 31, 2003                                              $196,000
                     June 30, 2003                                               $248,000
                     September 30, 2003                                          $300,000
                     December 31, 2003                                           $349,000
                     March 31, 2004                                              $385,000
                     June 30, 2004                                               $428,000
                     September 30, 2004                                          $477,000
                     December 31, 2004                                           $533,000
                     March 31, 2005                                              $586,000
                     June 30, 2005                                               $645,000
                     September 30, 2005                                          $712,000
                     December 31, 2005                                           $785,000
                     March 31, 2006                                              $853,000
                     June 30, 2006                                               $927,000
                     September 30, 2006                                        $1,004,000
                     December 31, 2006                                         $1,086,000
                     March 31, 2007                                            $1,159,000
                     June 30, 2007                                             $1,226,000
                     September 30, 2007                                        $1,289,000
                     December 31, 2007                                         $1,349,000
                     March 31, 2008                                            $1,414,000
                     June 30, 2008                                             $1,478,000
                     September 30, 2008                                        $1,541,000

     (iii) INTEREST COVERAGE RATIO. On a consolidated basis, Borrower and its Subsidiaries shall not permit the ratio of Annualized EBITDA to Interest Expense (Interest Expense to be measured on a rolling four quarter basis) to be less than the ratio set forth below (determined as of the end of the quarterly period set forth below):

                     QUARTERLY PERIOD ENDING                                    REQUIRED RATIO
                     September 30, 2002                                           .5 to 1
                     December 31, 2002                                           1.2 to 1
                     March 31, 2003                                              1.9 to 1
                     June 30, 2003                                               2.5 to 1
                     September 30, 2003                                          3.2 to 1
                     December 31, 2003                                           3.9 to 1
                     March 31, 2004                                              4.5 to 1
                     June 30, 2004                                               5.2 to 1
                     September 30, 2004                                          6.1 to 1
                     December 31, 2004                                           7.2 to 1
                     March 31, 2005                                              8.5 to 1
                     June 30, 2005                                              10.0 to 1
                     September 30, 2005                                         11.9 to 1
                     December 31, 2005                                          14.2 to 1
                     March 31, 2006                                             16.9 to 1
                     June 30, 2006                                              20.0 to 1
                     Last day of each calendar quarter                          20.0 to 1
                     thereafter

     (iv) DEBT SERVICE COVERAGE RATIO. On a consolidated basis, Borrower and its Subsidiaries shall not permit the ratio of Annualized EBITDA to Debt Service (Debt Service to be measured on a rolling four quarter basis) to be less than the ratio set forth below (determined as of the end of the quarterly period set forth below):

                     QUARTERLY PERIOD ENDING                   REQUIRED RATIO
                     September 30, 2002                                           .5 to 1
                     December 31, 2002                                           1.2 to 1
                     March 31, 2003                                              1.9 to 1
                     June 30, 2003                                               2.5 to 1
                     September 30, 2003                                          2.2 to 1
                     December 31, 2003                                           2.1 to 1
                     March 31, 2004                                              1.9 to 1
                     June 30, 2004                                               1.8 to 1
                     September 30, 2004                                          2.0 to 1
                     December 31, 2004                                           2.3 to 1
                     March 31, 2005                                              2.6 to 1
                     June 30, 2005                                               2.9 to 1
                     September 30, 2005                                          3.2 to 1
                     December 31, 2005                                           3.6 to 1
                     March 31, 2006                                              4.0 to 1
                     June 30, 2006                                               4.5 to 1
                     September 30, 2006                                          5.0 to 1
                     Last day of each calendar quarter                           5.0 to 1
                     thereafter

     (v) MAXIMUM FUNDED DEBT TO CAPITALIZATION. On a consolidated basis, Borrower and its Subsidiaries shall not permit the ratio of Consolidated Funded Debt to Capitalization to exceed the percentage amount set forth below (determined as of the end of the quarterly period set forth below):

                    QUARTERLY PERIOD ENDING                                     PERCENTAGE
                    June 30, 2000                                                    65%
                    Last day of each calendar quarter                                65%
                    thereafter

     As used in this subsection (o), the following terms shall have the following meanings: "Annualized EBITDA" means EBITDA for the two most recently completed fiscal quarters multiplied by two; "Capitalization" means, on any date, the sum of (i) Consolidated Funded Debt, and (ii) the sum of capital stock plus paid in capital of Borrower (including the Rights-of-Way Capitalization Value of any rights-of-way contributed to Borrower by Holdings as capital) and its Subsidiaries on such date, on a consolidated basis and as determined in accordance with GAAP; "Consolidated Funded Debt" means, as of any date of determination, all Indebtedness of Borrower and its Subsidiaries on such date, on a consolidated basis and as determined in accordance with GAAP; "Debt Service" means, for any period with respect to Borrower and its Subsidiaries,
(i) the amount of interest expense, both expensed and capitalized (including the portion of any payments in respect of any capital leases allocable to interest expense but excluding Qualifying Fiber or Conduit Purchases), on a consolidated basis and as determined in accordance with GAAP, paid or payable during such period in respect of any Indebtedness of Borrower and its Subsidiaries, PLUS
(ii) all scheduled payments of principal on Indebtedness of Borrower and its Subsidiaries (including the principal component of any capital leases but excluding any Qualifying Fiber or Conduit Purchases), on a consolidated basis and as determined in accordance with GAAP, for the period involved, whether expensed or capitalized; "EBITDA" means, for any period with respect to Borrower and its Subsidiaries, net income (excluding extraordinary items), PLUS (except to the extent attributable to extraordinary items) the amount of any interest, Taxes, depreciation, and amortization deducted in determining such net income, all of the foregoing as determined on a consolidated basis for Borrower and its Subsidiaries in conformity with GAAP; and "Interest Expense" means, for any period with respect to Borrower and its Subsidiaries, the amount of interest expense, both expensed and capitalized (including the portion of any payments in respect of any capital leases allocable to interest expense but excluding Qualifying Fiber or Conduit Purchases), on a consolidated basis and as determined in accordance with GAAP, paid or payable during such period in respect of any Indebtedness of Borrower and its Subsidiaries.

     (p) AMENDMENTS OF FINANCING DOCUMENTS. Borrower shall not, and shall not permit any of its Subsidiaries to, agree to or permit any amendment, modification or waiver of any provision of the Financing Documents if such amendment, modification or waiver would materially adversely affect the rights of Lender hereunder.

     (q) SUBORDINATED DEBT. Borrower shall not, and shall not permit any of its Subsidiaries to, agree to or permit any material amendment, modification or waiver of any provision of any document or instrument governing or evidencing Subordinated Debt.

     (r) MATERIAL CONTRACTS. Borrower shall not, and shall not permit any of their Subsidiaries to, agree to or permit any amendment, modification or waiver of any material provision of any Material Contract, if the effect thereof could reasonably be expected to result in a Material Adverse Change. If Borrower or any of their Subsidiaries enters into a Material Contract after the Closing Date, if requested by Lender, Borrower shall deliver to Lender a complete and current copy of such Material Contract in a reasonably prompt fashion after the creation thereof, except that Borrower shall not have any obligation to deliver such Material Contract if such delivery is prohibited by the terms of such Material Contract and if such prohibition was required by a party other than Borrower or any of its Subsidiaries. Borrower shall not terminate the Cisco Purchase Agreement (as defined in the Schedule) during the Availability Period (as defined in the Schedule).

     (s) ACCOUNTING CHANGES. Borrower shall not, and shall not suffer or permit any of its Subsidiaries to, make any significant change in accounting treatment or reporting practices, except as required by GAAP, or change the fiscal year of Borrower or of any of its Subsidiaries, except to change the fiscal year of a Subsidiary to conform its fiscal year to Borrower's.

     (t) BOOKS AND RECORDS; INSPECTIONS. Holdings and Borrower shall, and shall cause each of its Subsidiaries to, keep adequate records and books of account, in which complete entries will be made in accordance with GAAP. Holdings and Borrower shall provide Lender and its agents access to their premises and the premises of their Subsidiaries at any time and from time to time, during normal business hours and upon reasonable notice under the circumstances, and at any time on and after the occurrence of a Default or Event of Default, for the purposes of (i) inspecting and verifying the Collateral, (ii) inspecting and copying (at Borrower's expense) any and all records pertaining thereto, and
(iii) discussing the affairs, finances and business of Holdings and its Subsidiaries with any officer, employee or director of Holdings and Borrower or with their accountants. Borrower shall reimburse Lender for the reasonable travel and related expenses of Lender's employees or, at Lender's option, of such outside accountants or examiners as may be retained by Lender to verify or inspect Collateral, records or documents of Holdings and Borrower on a regular basis or for a special inspection if Lender deems the same appropriate. If outside examiners or accountants are used, Borrower shall also pay Lender such sum as Lender may be obligated to pay as fees therefor; PROVIDED that prior to the occurrence of a Default or an Event of Default, Borrower shall only be liable to Lender for one such inspection during any twelve month period.

     (u) TRANSACTIONS WITH AFFILIATES. (i) Borrower shall not, and shall not permit any of its Subsidiaries to, enter into any transaction, including, without limitation, the purchase, sale or exchange of property or the rendering of any service, with any Affiliate of Borrower or other Loan Party except (A) in the ordinary course of and pursuant to the reasonable requirements of Borrower's or such Subsidiary's (as applicable) business and upon fair and reasonable terms no less favorable to Borrower or such Subsidiary (as applicable) than would be obtained in a comparable arms-length transaction with a Person not an Affiliate of Borrower or such Subsidiary (as applicable), (B) pursuant to the Approved Services Agreement and the Approved Tax Allocation Agreement or (C) as may be approved in writing by Lender; PROVIDED, that transactions between or among Borrower and its Affiliates may be on terms more favorable to Borrower than would be obtained in a comparable arms-length transaction with a Person not an Affiliate of Borrower and the Approved Tax Allocation Agreement and the Approved Services Agreement are not prohibited by this Section 5.1(u); (ii) None of Borrower and its Subsidiaries will make any loan, advance or payment to any officer, director, shareholder or member of any Loan Party (other than a shareholder or member consisting of a Loan Party), except for loans or advances permitted under Section 5.1(n)(iii), or reasonable compensation paid to officers, directors or employees in the ordinary course of business and payments made for goods sold or services rendered which comply with clause (i) above;
(iii) Neither Borrower nor any of its Subsidiaries shall make any payment to Holdings or PNI or any of their Affiliates with respect to any federal or state income tax liability of Borrower or any of its Subsidiaries, PROVIDED, HOWEVER, that Borrower may make such payments to Holdings from time to time in amounts which are based upon the federal and state income tax liabilities of Borrower and its Subsidiaries in order for Holdings to pay Taxes as a part of a consolidated, combined or unitary Tax filing group, PROVIDED, FURTHER, that (A) the amounts of such payments shall not exceed the amounts of liabilities for Taxes that would be payable by Borrower and its Subsidiaries if they were not part of a consolidated, combined or unitary Tax filing group with respect to such Taxes, (B) all such payments shall be required to be paid in accordance with the terms and provisions of the Approved Tax Allocation Agreement and shall not be paid substantially prior to the dates upon which the corresponding amounts would be required to be paid by Holdings to the applicable tax authorities, and (C) at least 10 days prior to the making of any payment referred to in this Section 5.1(u)(iii), Borrower shall have given Lender written notice of its intention to make such payment and the amount thereof and shall have delivered to Lender calculations and other appropriate information, in reasonable detail, evidencing and certifying that such payment is permitted in accordance with this Section 5.1(u)(iii); (iv) Neither Borrower nor any of its Subsidiaries shall make any payment or reimbursement to Holdings with respect to any management, administrative, overhead, legal, accounting, operating, reporting, compliance or other costs or expenses, PROVIDED, HOWEVER, that Borrower may pay to Holdings, or reimburse Holdings for Holdings' payment of, management fees in accordance with Section 5.1(v) and administrative, overhead, legal, accounting, operating, reporting, compliance and other costs or expenses in an aggregate amount not to exceed $500,000 during any calendar year if (but only if) all such payments or reimbursements shall be required to be paid by Borrower to Holdings in accordance with the terms and provisions of the Approved Services Agreement; (v) Neither Borrower nor any of its Subsidiaries shall make any payment (whether cash or other property, but excluding property in the form of capital stock of Holdings) to or for the benefit of the employees, officers or directors of Holdings, Borrower or any Subsidiary of Borrower with respect to any stock option or other benefit plan relating to any capital stock, PROVIDED, HOWEVER, that Borrower may make such payments pursuant to and in accordance with stock option or other benefit plans for employees, officers or directors of Holdings, Borrower or any Subsidiary of Borrower in an aggregate amount not to exceed $500,000 during any calendar year.

     (v) MANAGEMENT FEES. Borrower shall not, and shall not permit any Subsidiary of Borrower to, pay any management fees to any Affiliate of Borrower other than management fees (if any) as may be required to be paid by Borrower to PNI pursuant to the Approved Services Agreement.

     (w) CERTAIN AGREEMENTS. Borrower shall not, and shall not permit any of its Subsidiaries to, agree to or permit any material amendment, modification or waiver of any provision of the Approved Services Agreement, the Approved Allocation Agreement, the Asset Contribution Agreement, the Indemnity and Contribution Agreement or the Subordination Agreement if such amendment, modification or waiver taken as a whole as to each such amendment, modification or waiver would adversely affect the rights of Lender hereunder (as determined by Lender in its sole discretion).

     (x) FURTHER ASSURANCES AND ADDITIONAL ACTS. Borrower shall execute, acknowledge, deliver, file, notarize and register at its own expense all such further agreements, instruments, certificates, documents and assurances and perform such acts as Lender shall deem necessary or appropriate to effectuate the purposes of the Loan Documents, and promptly provide Lender with evidence of the foregoing satisfactory in form and substance to Lender.

     SECTION 6. EVENTS OF DEFAULT.

     6.1 EVENTS OF DEFAULT. Any of the following events which shall occur shall constitute an "Event of Default":

     (a) PAYMENTS. (i) Borrower shall fail to pay when due any amount of principal of any Loan or Note; or (ii) Borrower shall fail to pay when due any amount of interest on any Loan or Note, or any fee or other amount payable under any of the Loan Documents, or Holdings or any other Loan Party shall fail to pay when due any amount payable under any of the Loan Documents, and in the case of this clause (ii) any such default shall remain unremedied for five days.

     (b) REPRESENTATIONS AND WARRANTIES. Any representation or warranty by any Loan Party under or in connection with the Loan Documents shall prove to have been incorrect in any material respect when made or deemed made.

     (c) FAILURE BY BORROWER TO PERFORM CERTAIN COVENANTS. Borrower shall fail to perform or observe any term, covenant or agreement contained in subsections
(b)(i) or (g) through (w) of Section 5.1.

     (d) FAILURE BY BORROWER TO PERFORM OTHER COVENANTS. Borrower shall fail to perform or observe any other term, covenant or agreement contained in any Loan Document on its part to be performed or observed and any such failure shall remain unremedied for a period of 30 days from the occurrence thereof (unless Lender reasonably determines that such failure is not capable of remedy).

     (e) INSOLVENCY. (i) Holdings, Borrower or any of their respective Subsidiaries shall be dissolved, liquidated, wound up or cease its corporate existence, except to the extent expressly permitted by Section 5.1; or (ii) Holdings, Borrower or any such Subsidiary (A) shall make a general assignment for the benefit of creditors, or shall generally fail to pay, or admit in writing its inability to pay, its debts as they become due, subject to applicable grace periods, if any, whether at stated maturity or otherwise; (B) shall voluntarily cease to conduct its business in the ordinary course, except to the extent expressly permitted by Section 5.1; (C) shall commence any Insolvency Proceeding with respect to itself; or (D) shall take any action to effectuate or authorize any of the foregoing.

     (f) INVOLUNTARY PROCEEDINGS. (i) Any involuntary Insolvency Proceeding is commenced or filed against Holdings, Borrower or any or their respective Subsidiaries, or any writ, judgment, warrant of attachment, execution or similar process, is issued or levied against a substantial part of Holdings', Borrower's or any such Subsidiary's properties, and any such proceeding or petition shall not be dismissed, or such writ, judgment, warrant of attachment, execution or similar process shall not be released, vacated or fully bonded within 60 days after commencement, filing or levy; (ii) Holdings, Borrower or any such Subsidiary admits the material allegations of a petition against it in any Insolvency Proceeding, or an order for relief (or similar order under non-U.S.
law) is ordered in any Insolvency Proceeding; or (iii) Holdings, Borrower or any such Subsidiary acquiesces in the appointment of a receiver, trustee, custodian, conservator, liquidator, mortgagee in possession (or agent therefor), or other similar Person for itself or a substantial portion of its property or business.

     (g) DEFAULTS UNDER OTHER INDEBTEDNESS. Holdings, Borrower or any of their respective Subsidiaries shall fail (i) to make any payment of any Indebtedness evidenced by or arising under any Financing Document, or any amount of any other Indebtedness in an aggregate principal amount of at least $1,000,000 (or its equivalent in another currency) when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace or notice period, if any, specified in the agreement or instrument relating to such Indebtedness as of the date of such failure, or (ii) to perform or observe any term, covenant or condition on its part to be performed or observed under any Financing Document, or any other agreement, note or instrument relating to any such Indebtedness, when required to be performed or observed, or any other event shall occur or condition shall exist thereunder, and such failure, event or condition shall continue after the applicable grace or notice period, if any, specified in such agreement, note or instrument, if the effect of such failure, event or condition is to accelerate, or to permit the acceleration of, the maturity of such Indebtedness; or any such Indebtedness shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), prior to the stated maturity thereof; or (without limiting the generality of the foregoing) any defined "Event of Default" (as defined in any Financing Document) shall have occurred and be continuing.

     (h) CISCO DEFAULTS. Any Loan Party (i) shall fail to pay any Indebtedness or other obligations owing under any other agreement with Cisco Systems, Lender or any of their respective Subsidiaries or under any note or instrument in favor of Cisco Systems, Lender or any of their respective Subsidiaries, when due (whether at scheduled maturity or by required prepayment, acceleration, demand or otherwise), or (ii) shall otherwise be in breach of or material default in any of its obligations under any such agreement, note or instrument, and such failure, breach or default shall continue after the applicable grace period, if any, specified in such agreement, note or instrument. .

     (i) MATERIAL ADVERSE CHANGE. Any Material Adverse Change shall occur that gives Lender grounds to conclude that any Loan Party may not, or will be unable to, perform or observe in the normal course its obligations under the Loan Documents.

     (j) FAILURE BY GUARANTOR TO PERFORM COVENANTS; INVALIDITY OF GUARANTY. Any Guarantor shall fail to perform or observe any term, covenant or agreement contained in any Guaranty on its part to be performed or observed, or any default shall occur under any Guaranty, and any such failure or default shall continue after the applicable grace period, if any, specified in any Guaranty as of the date of such failure, or any defined "Event of Default" or "Default" as defined in any Guaranty shall have occurred and is continuing; or any Guaranty or any other Guarantor Document shall for any reason be revoked or invalidated, or otherwise cease to be in full force and effect, or any Guarantor or any other Person shall contest in any manner the validity or enforceability thereof or deny that it has any further liability or obligation thereunder.

     (k) DEFAULT UNDER OTHER DOCUMENTS. Any defined "Event of Default" (as defined in any other Loan Document) shall have occurred; or Borrower or any of its Subsidiaries shall be in breach of or default in any of its material obligations under any Material Contract, and such failure, breach or default shall continue after the applicable grace period, if any, specified in such Material Contract and could reasonably be expected to result in a Material Adverse Change.

     (l) CONSENTS, ETC. Any law, decree, license, consent, authorization, registration or approval now or hereafter necessary to enable any Loan Party to comply in all material respects with its obligations incurred in the Loan Documents or in connection with the purchase of Financed Products shall be modified in a materially adverse manner, or shall be revoked, withdrawn or withheld or shall cease to remain in full force and effect.

     (m) JUDGMENTS. A final judgment or order for the payment of money in excess of $1,000,000 (or its equivalent in another currency) which is not fully covered by third-party insurance shall be rendered against Holdings, Borrower or any of their respective Subsidiaries and the same shall not be discharged, bonded or a stay of execution thereof not be procured within sixty (60) days from the date of the entry thereof and Holdings, Borrower or any of their respective Subsidiaries (as the case may be) shall not, within said sixty day period, or such longer period during which execution of the same shall have been stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal; or (ii) any non-monetary judgment or order shall be rendered against Holdings, Borrower or any such Subsidiary which has resulted in or would reasonably be expected to result in a Material Adverse Change; and in each case there shall be any period of 30 consecutive days during which such judgment continues unsatisfied or during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect.

     (n) CHANGE OF CONTROL. Any Change of Control shall occur and Lender shall have notified Borrower that such Change of Control is an Event of Default within 30 days of Lender having received notice from Borrower of such Change of Control; PROVIDED that any Change of Control shall automatically constitute an Event of Default if Borrower fails to notify Lender of such Change of Control within ten days of the occurrence of such Change of Control.

     (o) COLLATERAL DOCUMENTS. Any of the Collateral Documents after delivery thereof shall for any reason be revoked or invalidated, or otherwise cease to be in full force and effect, or any Loan Party or any other Person shall contest in any manner the validity or enforceability thereof, or any Loan Party or any other Person shall deny that it has any further liability or obligation thereunder; or any of the Collateral Documents for any reason, except to the extent permitted by the terms thereof, shall cease to create a valid and perfected Lien subject only to Permitted Liens in any of the Collateral purported to be covered thereby; or any of the Financed Products shall at any time be located outside of the United States.

     6.2 EFFECT OF EVENT OF DEFAULT. If any Event of Default shall occur and is continuing, Lender may by notice to Borrower, (i) declare its Commitment to be terminated, whereupon the same shall forthwith terminate, and (ii) declare the entire unpaid principal amount of the Loans and the Note(s), all interest accrued and unpaid thereon and all other Obligations to be forthwith due and payable, whereupon the Loans and the Note(s), all such accrued interest and all such other Obligations shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by Borrower, provided that if an event described in
Section 6.1(e) or 6.1(f) shall occur, the result which would otherwise occur only upon giving of notice by Lender to Borrower as specified in this Section
6.2 shall occur automatically, without the giving of any such notice. Additionally, Lender may exercise any or all of its rights and remedies under the Collateral Documents, and proceed to enforce all other rights and remedies available to it under the Loan Documents and applicable law.

     SECTION 7. MISCELLANEOUS.

     7.1 AMENDMENTS. No amendment to any provision of this Agreement shall be effective unless it is in writing and has been signed by Lender and Borrower, and no waiver of any provision of this Agreement, or consent to any departure by Borrower therefrom, shall be effective unless it is in writing and has been signed by Lender. Any such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

     7.2 NOTICES. All notices and other communications provided for hereunder and under the other Loan Documents shall, unless otherwise stated herein, be in writing (including by facsimile transmission) and mailed, sent or delivered to the respective parties hereto at or to their respective addresses or facsimile numbers set forth in the Schedule, or at or to such other address or facsimile number as shall be designated by any party in a written notice to the other party hereto. All such notices and communications shall be effective (i) if delivered by hand, when delivered; (ii) if sent by courier service, when delivered; (iii) if sent by mail, upon the earlier of the date of receipt or five Banking Days after deposit in the mail, first class (or air mail, with respect to communications to be sent to or from the United States), postage prepaid; and (iv) if sent by facsimile transmission, when sent; provided, however, that notices and communications to Lender pursuant to Section 2 shall not be effective until received.

     7.3 NO WAIVER; CUMULATIVE REMEDIES. No failure on the part of Lender to exercise, and no delay in exercising, any right, remedy, power or privilege under any Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, remedy, power or privilege preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights and remedies under the Loan Documents are cumulative and not exclusive of any rights, remedies, powers and privileges that may otherwise be available to Lender.

     7.4 COSTS AND EXPENSES;  INDEMNIFICATION.  Borrower agrees to pay on demand
(i) the reasonable out-of-pocket costs and expenses of Lender and any of its affiliates, and the reasonable fees and disbursements of counsel to Lender
(excluding allocated costs and expenses for internal legal services), in connection with the negotiation, preparation, execution and delivery of the Loan Documents; and (ii) all costs and expenses of Lender and its affiliates, and fees and disbursements of counsel (excluding allocated costs and expenses for internal legal services), in connection with any amendments, modifications or waivers of the terms of any Loan Documents, any Default, the enforcement or attempted enforcement of, and preservation of any rights or interests under, the Loan Documents, and any out-of-court workout or other refinancing or restructuring or any bankruptcy or insolvency case or proceeding. In addition, whether or not the transactions contemplated hereby shall be consummated, Borrower hereby agrees to indemnify Lender, any affiliate thereof and their respective directors, officers, employees, agents, counsel and other advisors (each an "Indemnified Person") against, and hold each of them harmless from, any and all liabilities, obligations, losses, claims, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever, including the reasonable fees and disbursements of counsel to an Indemnified Person (excluding allocated costs and expenses for internal legal services), which may be imposed on, incurred by, or asserted against any Indemnified Person, in any way relating to or arising out of any of the Loan Documents, the use or intended use of the proceeds of the Loans or the transactions contemplated hereby or thereby, including with respect to any investigation, litigation or other proceeding relating to any of the foregoing, irrespective of whether the Indemnified Person shall be designated a party thereto (the "Indemnified Liabilities"); provided that Borrower shall not be liable to any Indemnified Person for any portion of such Indemnified Liabilities to the extent they are found by a final decision of a court of competent jurisdiction to have resulted from such Indemnified Person's gross negligence or willful misconduct. If and to the extent that the foregoing indemnification is for any reason held unenforceable, Borrower agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.

     7.5 SURVIVAL. All covenants, agreements, representations and warranties made in any Loan Documents shall, except to the extent otherwise provided therein, survive the execution and delivery of this Agreement, the making of the Loans and the execution and delivery of any Note, and shall continue in full force and effect so long as Lender has any Commitment, any Loans remain outstanding or any other Obligations remain unpaid or any obligation to perform any other act hereunder or under any other Loan Document remains unsatisfied. Without limiting the generality of the foregoing, the obligations of Borrower under Section 7.4, and all similar obligations under the other Loan Documents (including all obligations to pay costs and expenses and all indemnity obligations), shall survive the repayment of the Loans and the termination of the Commitment.

     7.6 BENEFITS OF AGREEMENT. The Loan Documents are entered into for the sole protection and benefit of the parties hereto and their successors and assigns and the Indemnified Persons referred to in Section 7.4, and no other Person (other than Cisco Systems) shall be a direct or indirect beneficiary of, or shall have any direct or indirect cause of action or claim in connection with, any Loan Document.

     7.7 BINDING EFFECT; SUCCESSORS AND ASSIGNS. This Agreement shall become effective when it shall have been executed by Borrower and Lender and thereafter shall be binding upon and shall inure to the benefit of Lender and Borrower and their respective successors and permitted assigns, except as otherwise provided herein. Borrower may not assign, transfer, hypothecate or otherwise convey its rights, benefits, obligations or duties hereunder or under any other Loan Document without the prior express written consent of Lender. Any such purported assignment, transfer, hypothecation or other conveyance by Borrower without the prior express written consent of Lender shall be void. Borrower acknowledges and agrees that Lender may assign, or grant participations in, all or a portion of its rights and obligations hereunder and under the other Loan Documents, including the benefit of Section 7.4; PROVIDED, that Lender may not assign any of its rights or obligations hereunder to an assignee with a substantial presence as a telecommunications service provider or with a line of business that competes in any significant or material way with the business of Borrower. Upon any assignment of Lender's rights hereunder and under the other Loan Documents, such assignee shall have, to the extent of such assignment, all rights of Lender hereunder and thereunder and may in turn assign such rights. Upon any assignment and delegation of Lender's obligations hereunder and under the other Loan Documents, such assignee shall have, to the extent of such assignment, all obligations of Lender hereunder and thereunder and may in turn assign such obligations. If any such assignee (i) has expressly assumed Lender's obligations hereunder and thereunder and (ii) is an Eligible Entity, Lender shall be relieved of its obligations hereunder and thereunder to the extent of such assignment and assumption. Borrower agrees that, upon any such assignment, such assignee may enforce directly, without joinder of Lender, the rights of Lender set forth in this Agreement and in the other Loan Documents. Any such assignee shall be entitled to enforce Lender's rights and remedies under this Agreement and under any other Loan Document to the same extent as if it were the "Lender" party hereto or thereto. In the event of any partial assignment, Lender, Borrower and such assignee shall enter into such amendments to this Agreement and the other Loan Documents as shall be necessary to effect such assignment. Additionally, Borrower shall execute and deliver substitute Notes to the assignee, or to Lender and the assignee (in the case of a partial assignment), dated the effective date of such assignment, and containing other appropriate insertions as to the payee, principal amount and place for payments.

     7.8 CONFIDENTIALITY. (a) Lender agrees to take normal and reasonable precautions and exercise due care to maintain the confidentiality of all information respecting Borrower and its business ("Customer Information"). Borrower agrees that Lender may disclose from time to time all Customer
Information in its possession to Lender's legal counsel, agents and other professional advisors, and to its Subsidiaries and affiliates, to any potential assignees or participants of the rights and/or obligations of Lender hereunder, to any underwriters or placement agents for any securities to be issued by Lender or any of its Subsidiaries or affiliates (or any transferee of any such Subsidiaries or affiliates) and to any rating agency rating such securities and to their respective legal counsel, agents and other professional advisors; PROVIDED that such recipients agree not to disclose such Customer Information for any purposes other than as contemplated herein. Borrower also consents to the disclosure of Customer Information by Lender, or any of its Subsidiaries or affiliates, (i) at the request of any Governmental Authority having jurisdiction over Lender or such Subsidiary or affiliate, (ii) pursuant to subpoena or other court process, (iii) to the extent reasonably required in connection with any litigation to which Lender or any of its Subsidiaries or affiliates is a party,
(iv) to the extent reasonably required in connection with the exercise of any remedy hereunder or under any other Loan Document, (iv) when otherwise required to do so in accordance with applicable law, and (v)(A) to the extent such information is made available by Borrower or was or becomes generally available to the public other than as a result of disclosure by Lender, or (B) was or becomes available on a non-confidential basis from a source other than Borrower, provided that such source is not bound by a confidentiality agreement with Borrower known to Lender.

     (b) Borrower agrees to take normal and reasonable precautions and exercise due care to maintain the confidentiality of this Agreement and the terms and provisions hereof. Lender agrees that Borrower may disclose from time to time the existence of this Agreement and the terms and provisions hereof to Borrower's legal counsel, agents and other professional advisors, to their Subsidiaries and affiliates, as reasonably required in connection with negotiations with a prospective acquirer of Borrower or substantially all of Borrower's assets or a prospective merger partner, to any prospective equity investor in Borrower, to any co-development partner permitted hereunder, to any bank or other financial institution providing financing to Borrower or any of its Subsidiaries or affiliates, to any underwriters or placement agents for any securities to be issued by Borrower or any of its Subsidiaries or affiliates and to any rating agency rating such securities and to their respective legal counsel, agents and other professional advisors. Lender also consents to the disclosure of this Agreement and the terms and provisions hereof by Borrower, or any of their Subsidiaries or affiliates, (i) at the request of any Governmental Authority having jurisdiction over Borrower or any of its Subsidiaries or affiliates, (ii) pursuant to subpoena or other court process, (iii) to the extent reasonably required in connection with any litigation to which Borrower or any of its Subsidiaries or affiliates is a party, and (iv) when otherwise required to do so in accordance with applicable law. THE FOREGOING PERMITTED DISCLOSURE DOES NOT INCLUDE DISCLOSURE TO ANY OTHER VENDOR PROVIDING VENDOR FINANCING TO BORROWER OR ANY OF THEIR SUBSIDIARIES (WHETHER DIRECTLY OR INDIRECTLY); PROVIDED THAT BORROWER MAY PROVIDE A COPY OF THIS AGREEMENT TO NORTEL NETWORKS, INC. ("NORTEL") IN CONNECTION WITH THE FINANCING DOCUMENTS OR TO LUCENT TECHNOLOGIES, INC. (OR ITS AFFILIATES) ("LUCENT") IN CONNECTION WITH A PROSPECTIVE FINANCING CONSISTENT WITH THE TERMS HEREOF IF SUCH COPY PROVIDED TO NORTEL IN CONNECTION WITH THE FINANCING DOCUMENTS OR TO LUCENT IN CONNECTION WITH A PROSPECTIVE FINANCING HAS BEEN REDACTED TO EXCLUDE ALL REFERENCES TO THE FEES, INTEREST RATE AND OTHER PRICING INFORMATION SET FORTH HEREIN. BORROWER SHALL PROVIDE PRIOR NOTICE TO LENDER OF ANY PROPOSED PUBLIC ANNOUNCEMENTS OR OTHER PUBLIC DISCLOSURE OR FILINGS OF OR RELATING TO THIS AGREEMENT AND THE TERMS AND PROVISIONS HEREOF AS PERMITTED BY THIS SUBSECTION (B) ("PUBLIC
DISCLOSURE"), AND NO PUBLIC DISCLOSURE MAY BE MADE IN RESPECT OF THE FEES, INTEREST RATE AND OTHER PRICING INFORMATION WITH RESPECT HERETO WITHOUT LENDER'S PRIOR CONSENT (SUCH CONSENT NOT TO BE UNREASONABLY WITHHELD). PRIOR TO MAKING ANY REQUIRED FILING WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION OR ANY OTHER FEDERAL, STATE, PROVINCIAL OR FOREIGN GOVERNMENTAL AUTHORITY AS PART OF ANY PUBLIC DISCLOSURE, BORROWER SHALL REQUEST CONFIDENTIAL TREATMENT OF THE FEES, INTEREST RATE AND OTHER PRICING INFORMATION WITH RESPECT HERETO TO THE EXTENT PERMITTED BY APPLICABLE LAW.

     7.9 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

     7.10 SUBMISSION TO JURISDICTION. (a) Borrower hereby (i) submits to the non-exclusive jurisdiction of the courts of the State of New York and the Federal courts of the United States sitting in the Borough of Manhattan (collectively, the "New York Courts"), for the purpose of any action or proceeding arising out of or relating to the Loan Documents, (ii) irrevocably waives (to the extent permitted by applicable law) any objection which it now or hereafter may have to the laying of venue of any such action or proceeding brought in any of the New York Courts, and any objection on the ground that any such action or proceeding in any New York Court has been brought in an inconvenient forum, and (iii) agrees that (to the extent permitted by applicable law) a final judgment in any such action or proceeding brought in a New York Court shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner permitted by law.

     (b) If a process agent (the "Process Agent") is specified in the Schedule, Borrower hereby irrevocably appoints the Process Agent as its authorized agent with all powers necessary to receive on its behalf service of copies of the summons and complaint and any other process which may be served in any action or proceeding arising out of or relating to the Loan Documents in any of the New York Courts. Such service may be made by mailing or delivering a copy of such process to Borrower in care of the Process Agent at the Process Agent's above address and Borrower hereby irrevocably authorizes and directs the Process Agent to accept such service on its behalf and agrees that the failure of the Process Agent to give any notice of any such service to Borrower shall not impair or affect the validity of such service or of any judgment rendered in any action or proceeding based thereon. As an alternative method of service, Borrower also irrevocably consents to the service of any and all process in any such action or proceeding by the mailing of copies of such process to Borrower at its address specified in the Schedule. If for any reason the Process Agent specified in the Schedule shall cease to act as such, Borrower shall appoint forthwith, in the manner provided for herein, a successor Process Agent qualified to act as an agent for service of process with respect to all New York Courts and acceptable to Lender.

     (c) NO LIMITATION. Nothing in this Section 7.10 shall affect the right of Lender to serve legal process in any other manner permitted by law or limit the right of Lender to bring any action or proceeding against Borrower or its property in the courts of other jurisdictions.

     7.11 WAIVER OF JURY TRIAL. EACH OF LENDER AND BORROWER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION IN CONNECTION WITH ANY LOAN DOCUMENT.

     7.12 ENTIRE AGREEMENT. The Loan Documents reflect the entire agreement among Borrower and Lender with respect to the matters set forth therein and supersede any prior agreements, commitments, drafts, communication, discussions and understandings, oral or written, with respect thereto.

     7.13 SEVERABILITY. Whenever possible, each provision of the Loan Documents shall be interpreted in such manner as to be effective and valid under all applicable laws and regulations. If, however, any provision of any of the Loan Documents shall be prohibited by or invalid under any such law or regulation in any jurisdiction, it shall, as to such jurisdiction, be deemed modified to conform to the minimum requirements of such law or regulation, or, if for any reason it is not deemed so modified, it shall be ineffective and invalid only to the extent of such prohibition or invalidity without affecting the remaining provisions of such Loan Document, or the validity or effectiveness of such provision in any other jurisdiction.

     7.14 COUNTERPARTS. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.

     7.15 JOINT AND SEVERAL LIABILITY. If any Additional Borrowers are designated in the Schedule, the liability of Borrower and such Additional
Borrowers shall be joint and several, and, except as the context otherwise requires, each reference herein to "Borrower" shall mean and be a reference to each Borrower and such Additional Borrowers. Borrower and any such Additional Borrowers agree that any and all of the Obligations shall be the joint and several responsibility of each of them notwithstanding any absence herein or in any other Loan Document of a reference such as "jointly and severally" with respect to such Obligation. The compromise of any claim with, or the release of, Borrower shall not constitute a compromise with, or a release of, any Additional Borrower, and the compromise of any claim with, or the release of, any Additional Borrower shall not constitute a compromise with, or a release of, Borrower or any other Additional Borrower.

     7.16  NON-DISTURBANCE  AND ATTORNMENT.  *

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     Please indicate Borrower's and any Additional Borrower's agreement and acceptance below and return a copy of this Agreement to Lender. Upon the signature of Borrower and any Additional Borrower below, this Agreement shall become a binding agreement of Lender and Borrower (and any Additional Borrower) as of the date first written above.



                                Very truly yours,

                                Cisco Systems Capital Corporation


                                By:/s/ Brian P. Fukuhara
                                   -------------------------
                                   Title: Chief Credit Officer



ACKNOWLEDGED AND AGREED:
-----------------------

Pathnet Operating, Inc.

By: /s/  James M. Craig
    -------------------------------------
    Title:  Vice President and Treasurer

[GRAPHIC OMITTED][GRAPHIC OMITTED]



As of September 7, 2000

                             SCHEDULE OF INFORMATION

     This Schedule of Information (this "Schedule") is an integral part of the Agreement dated as of September 7, 2000 (as amended, modified, renewed or extended from time to time, the "Credit Agreement") among Pathnet Telecommunications, Inc., Pathnet Operating, Inc. and Cisco Systems Capital Corporation. Capitalized terms used herein shall have the respective meanings assigned to them in the Credit Agreement.

     1. INFORMATION RELATING TO THE LOANS, HOLDINGS AND BORROWER:

     (A)  AVAILABILITY   PERIOD:  From  the  Closing  Date  through  the  second
anniversary of the Closing Date (the last day of such availability period hereinafter referred to as the "Commitment Expiry Date").

     (B) NOTICE OF BORROWING, MINIMUM AMOUNTS AND OTHER LIMITATIONS: Borrower shall provide five Banking Days' advance notice of any proposed borrowing. Except to the extent otherwise permitted by Lender in its sole discretion, no more than two Loan drawdowns under any Tranche will be permitted in any month.

     (C) COMMITMENT: $50,000,000.

     (D) FEES:

     (i) CLOSING FEE: * of the Commitment as of the Closing Date, payable on such date.

     (ii) COMMITMENT FEE: * per annum on the average daily unused portion of the Commitment, computed on a quarterly basis in arrears on the last Banking Day of each quarter based on the daily utilization for that quarter as calculated by Lender. Such Commitment Fee shall accrue from the Closing Date to the Commitment Expiry Date and shall be due and payable quarterly in arrears on the last Banking Day of each calendar quarter, with the final payment to be made on the Commitment Expiry Date; PROVIDED that, in connection with any reduction or termination of the Commitment, the accrued Commitment Fee calculated for the period ending on such reduction or termination date shall also be paid on the date thereof. The Commitment Fee provided for herein shall accrue at all times after the abovementioned commencement date, including at any time during which one or more conditions precedent in Section 3.2 are not satisfied.

     (iii) FACILITY FEE: * per quarter in which any amount of principal, interest or fees is payable. Such Facility Fee shall accrue from the Closing Date until the date upon which all Obligations due under the Credit Agreement shall have been paid in full and shall be due and payable quarterly in arrears on the last Banking Day of each calendar quarter, with a final payment to be made on the date upon which such final payment of Obligations is made. Any payment of Facility Fee for a partial quarter shall be calculated on a prorated basis.

     (iv) PREPAYMENT FEE: None.

     (E) CLOSING DEADLINE: September 11, 2000.

     (F) ADDITIONAL CLOSING DOCUMENTS AND INFORMATION: Completion of additional due diligence satisfactory to Lender including satisfactory analysis validating underlying industry and market assumptions with regard to Borrower's business plan and pro forma financials.

     (G) OTHER CONDITIONS:

     (i) CONDITIONS PRECEDENT TO CLOSING DATE: The following condition(s) precedent shall be satisfied on or prior to the Closing Date: (A) Creditor and Lender shall have entered into an intercreditor agreement in form and substance satisfactory to Lender; (B) Financing Documents shall be in form and substance satisfactory to Lender; (C) Borrower shall have executed an equipment purchase agreement with Cisco Systems (the "Cisco Purchase Agreement"), in form and substance satisfactory to Lender, and (D) Borrower shall have provided evidence reasonably satisfactory to Lender that Borrower has received total aggregate capital contributions in cash from Holdings of not less than $35,000,000.

     (ii) CONDITIONS PRECEDENT TO EACH BORROWING DATE: Additionally, the following condition(s) precedent shall be satisfied on or prior to each Borrowing Date: After giving effect to any borrowing of Tranche B Loans, the aggregate principal amount of outstanding Tranche B Loans shall not exceed * of the aggregate principal amount of Tranche A Loans then outstanding.

     (H) MULTIPLE BORROWER PROVISIONS: No Additional Borrowers.

     (I) SUBSIDIARIES: Pathnet Fiber Equipment LLC, a limited liability company organized and existing under the laws of the State of Delaware and Pathnet Real Estate LLC, a limited liability company organized and existing under the laws of the State of Delaware.

     2. ADDITIONAL TERMS AND CONDITIONS:

     (A) USE OF PROCEEDS: Up to $40,000,000 for the financing of Borrower's purchase of Cisco Systems networking and telecommunications equipment and services from the Vendor thereof ("Tranche A"); PROVIDED that proceeds from Loans made under Tranche A may be used for the financing of Cisco Systems networking and telecommunications equipment and services purchased by Borrower on or after April 24, 2000; and up to $10,000,000 for the financing of any costs incurred by the Borrower for hardware or other goods and services associated with the integration and installation of Cisco Systems networking and telecommunications equipment, but excluding any such costs for hardware, goods or services payable to direct competitors of Cisco Systems ("Tranche B").

     (B) NOTE(S): Promissory Note in substantially the form of EXHIBIT C evidencing the Loans under Tranche A (the "Tranche A Loans"); and Promissory
Note in the form of EXHIBIT D, evidencing the Loans under Tranche B (the "Tranche B Loans").

     (C) MANDATORY PREPAYMENT:(i) (i) Promptly after the end of each fiscal year, Borrower shall calculate Excess Cash Flow for the fiscal year then ended and shall, not later than 90 days after the end of such fiscal year, prepay to the holders of Eligible Secured Debt on a PRO RATA basis the outstanding principal amount of the Loans in an amount equal to 50% of the Excess Cash Flow for such fiscal year; provided, however, that any such prepayment shall not be required if the amount of Excess Cash Flow for such year is less than $500,000.

     (ii) The Loans shall be subject to mandatory prepayment on any date Borrower makes any voluntary prepayments on any term loans or other Indebtedness for borrowed money (other than revolving working capital loans, unless a permanent commitment reduction occurs simultaneously with the principal payment), on a PRO RATA basis with the principal payment made to the holder(s) of such Indebtedness.

     Notwithstanding the foregoing, Borrower shall not be required to prepay any such Indebtedness in connection with any of the following: (a) prepayments of Eligible Secured Debt permitted by and in accordance with the terms and provisions of the Collateral Agency and Intercreditor Agreement, provided, however, that, if and to the extent required by the Collateral Agency and Intercreditor Agreement, such prepayments shall be shared with the Lender in accordance with the terms and provisions of the Collateral Agency and Intercreditor Agreement; (b) prepayments made with the proceeds of new Indebtedness incurred for the purpose of refinancing the Indebtedness being prepaid, provided that (i) no portion of such new Indebtedness matures or is required to be prepaid, purchased or otherwise retired earlier than the corresponding portion of the Indebtedness being prepaid (including as a result of any prepayment or redemption upon the occurrence of a condition), (ii) such new Indebtedness (A) is subordinated to the Obligations to at least the same extent as the Indebtedness being refinanced if such Indebtedness is Subordinated Debt or (B) is permitted in accordance with this Agreement, and (iii) no Default or Event of Default then exists or would result from such prepayment or refinancing; (c) prepayments of purchase money Indebtedness permitted to be incurred in accordance with the Credit Agreement; or (d) prepayments of trade payables incurred in the ordinary course of business.

     (iii) Borrower shall, within two Banking Days after it receives (A) any net proceeds from the sale, transfer or other disposition of Borrower's or any of its Subsidiary's assets, other than (i) sales, transfers or other dispositions constituting Fiber or Conduit Sales expressly permitted to be consummated by the Credit Agreement, (ii) sales of inventory in the ordinary course of business, and (iii) the grant of a Lien as security expressly permitted under the terms of the Credit Agreement, or (B) proceeds from insurance relating to any Casualty Event aggregating in excess of $500,000, during any period of 12 consecutive months or less (the aggregate amount of all such net proceeds or proceeds exceeding $500,000 received during any such period are herein called the "Excess Proceeds Amount"), pay to Lender, as a prepayment of the Loans (which prepayment shall be without premium or penalty), an aggregate amount equal to the Excess Proceeds Amount; provided, however, that (1) no such prepayment will be required if and to the extent that the Excess Proceeds Amount is under binding contract to be re-invested in productive assets used in the ordinary course of Borrower's or its Subsidiary's (as applicable) business within 180 days of the receipt of such Excess Proceeds Amount and is, in fact, so re-invested within 360 days of the receipt of such Excess Proceeds Amount, (2) the Excess Proceeds Amount shall be deposited into a cash collateral account held by Lender pursuant to an agreement in form and substance satisfactory to Lender until such time as such amount (exclusive of any interest accrued thereon) is either re-invested within such 360 day period or applied to the Loans or other Obligations as provided in this subsection 2(c)(iii), and (3) if, at the time of any such required prepayment, any Eligible Secured Debt is outstanding, then the Excess Proceeds Amount may be paid to the Collateral Agent (as opposed to the Administrative Agent) and distributed pro rata to Lender and the holders of the Eligible Secured Debt (or their representatives) for application to the Loans or other Obligations and to such Eligible Secured Debt in accordance with the Collateral Agency and Intercreditor Agreement.

     Except to the extent that any such prepayment is required to be applied to a particular tranche, any such amounts received as a mandatory prepayment of the Loans shall be applied first to the Tranche B Loans and second to the Tranche A Loans.

     As used herein, "Casualty Event" means, with respect to any property of any Person, any loss of or damage to, or any condemnation or other taking of, such property for which such Person or any of its Subsidiaries receives insurance proceeds, or proceeds of a condemnation award or other compensation; "Excess
Cash Flow" means, with respect to the Borrower and its Subsidiaries, for any fiscal year, and without duplication, the positive remainder (if any) of (a) EBITDA for such fiscal year MINUS (b) the sum of (i) Taxes payable in cash for such fiscal year, PLUS (ii) all principal and cash interest payments on Indebtedness (including the principal component of any capital lease obligations but excluding Qualifying Fiber or Conduit Purchases) made during such fiscal year, whether optional, mandatory or scheduled payments, PLUS (iii) Capital Expenditures (but only to the extent paid in cash and not financed) made during such fiscal year; and "Capital Expenditures" means, with respect to Borrower and its Subsidiaries, amounts paid or Indebtedness incurred by such Persons in connection with the purchase or lease by such Persons of property that would be required to be capitalized and shown on the balance sheet of such Persons in accordance with GAAP.

     (D) COLLATERAL DOCUMENTS:. The Security Agreements, The Subordination Agreement, the Indemnity and Contribution Agreement and the Collateral Agency and Intercreditor Agreement, as any such agreement may be amended, modified, supplemented, renewed, extended or restated from time to time with the prior written consent of Lender, and any and all other agreements, deeds of trust, mortgages, chattel mortgages, security agreements, pledges, guaranties, assignments of proceeds, assignments of income, assignments of contract rights, assignments of partnership interests, assignments of royalty interests, assignments of performance or other collateral assignments, subordination agreements, undertakings and other agreements, documents, instruments and financing statements now or hereafter executed and/or delivered by any Person as security or assurance for the payment or performance of the Obligations or any part thereof.

     (E) GUARANTY: Guaranty dated as of August 9, 2000 made by PRE, as a guarantor, in favor of Collateral Agent; Guaranty dated as of August 9, 2000 made by PFE, as a guarantor, in favor of Collateral Agent.

          (F) ADDITIONAL LOAN DOCUMENTS: None.

          (G) FINANCING DOCUMENTS: Credit Agreement dated as of August 9, 2000, between Borrower and Nortel Networks, Inc. as the administrative Agent and Lenders named therein. The parties to the Financing Documents are referred to herein collectively as the "Creditor".

          (H) GOVERNMENTAL LICENSES AND PERMITS: None.

          (I) REQUIRED CONSENTS: None.

          (J) ADDITIONAL PERMITTED LIENS: None.

          (K) ADDITIONAL REPORTING REQUIREMENTS: None.

          (L) MATERIAL CONTRACTS: See Schedule 2(l).

          3. ADDRESSES FOR NOTICES:

          (A) BORROWER:

          Pathnet Operating, Inc. 11720 Sunrise Valley Drive Reston, Virginia 20191 Attn: Mr. James Craig Fax No.: (703) 860-5682

                  (B)    LENDER:

                         Cisco Systems Capital Corporation
                         Mailstop SJ-Linc 1/2
                         170 West Tasman Drive
                         San Jose, California 95134-1706
                         Attn: Loan Administration, Worldwide Financial Services Fax No.: (408) 527-3993

4.       LENDER'S ACCOUNT FOR PAYMENTS:

                  Account no.: 1233124070
                  Ref. "Pathnet Operating, Inc."
                  ABA no.: 121000358

                  Account maintained with:

                  Bank of America, N.A.
                  Concord, California

5.       PROCESS AGENT:

                  CT Corporation System
                  111 Eighth Avenue
                  New York, NY 10011




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


ACKNOWLEDGED AND AGREED:
-----------------------

Cisco Systems Capital Corporation


By: /s/    Brian P. Fukuhara
    -------------------------------------------------
    Title: Chief Credit Officer


Pathnet Operating, Inc.


By: /s/   James M. Craig
    -------------------------------------------------
    Title: Vice President and Treasurer

                                    EXHIBIT A

                               NOTICE OF BORROWING

                                    EXHIBIT B

                             COMPLIANCE CERTIFICATE

                                    EXHIBIT C

                        FORM OF TRANCHE A PROMISSORY NOTE

         THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY OTHER APPLICABLE SECURITIES LAWS. IT MAY NOT BE SOLD OR OTHERWISE TRANSFERRED UNDER CIRCUMSTANCES THAT WOULD RESULT IN A VIOLATION OF THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933 OR SUCH OTHER LAWS.

U.S.$40,000,000

                  FOR VALUE RECEIVED, the undersigned, Pathnet Operating, Inc. ("Borrower"), a limited liability company organized and existing under the laws of the State of Delaware, HEREBY UNCONDITIONALLY PROMISES TO PAY to the order of Cisco Systems Capital Corporation ("Lender"), a corporation organized and existing under the laws of the State of Nevada, the principal sum of FORTY MILLION United States Dollars (U.S.$40,000,000), or such greater or lesser amount as represents the aggregate principal amount of the Tranche A loans (the "Loans") made by Lender to Borrower pursuant to the Credit Agreement referred to below, quarterly in arrears, payable on the dates and in the amounts indicated in the amortization schedules set forth in the Annex attached hereto (the last such date being hereinafter referred to as the "Maturity Date").

                  Borrower further promises to pay interest on the principal amount of each Loan outstanding hereunder on each Interest Payment Date (as defined below) until the Maturity Date, at a rate per annum equal at all times during each Interest Period for such Loan to LIBOR for such Interest Period plus
* per annum.

                  The period between the date of a Loan and the Maturity Date shall be divided into successive periods, each such period being an "Interest Period" for purposes of this Promissory Note. The initial Interest Period for a Loan shall begin on the date such Loan is made and end on the next Quarterly Date. Each subsequent Interest Period shall begin on the last day of the immediately preceding Interest Period and shall end on the next succeeding Quarterly Date (with the last Interest Period to end on the Maturity Date). As used herein, "LIBOR" means for any Interest Period the rate of interest per annum determined by Lender to be the rate of interest per annum (rounded upward, if necessary, to the nearest 1/100 of 1%) for deposits in Dollars for three months appearing on the display page designated as "3750" in the Dow Jones Market Service (formerly known as the Telerate Service), or any replacement page thereof in the Dow Jones Market Service displaying London interbank offered rates of major banks for Dollar deposits, at or about 11:00 a.m. (London time) on the second Banking Day preceding the first day of the applicable calendar quarter in which such Interest Period occurs, provided that if no, or only one, such offered quotation appears on such display page (or such other replacement page), "LIBOR" shall be determined by reference to the Reuters Screen LIBO Page of the Reuters Monitor Money Rates Service (or any replacement page thereof or other applicable Reuters display page) or other comparable source of interest quotations for such interbank rates selected by Lender; and "Quarterly Date" means the last day of each calendar quarter.

                  Interest on each Loan shall be payable in arrears to Lender on the last day of each calendar quarter and on the Maturity Date (each such date, an "Interest Payment Date"); provided that if any prepayment hereof is effected other than on an Interest Payment Date, accrued interest hereon shall be due on such prepayment date as to the principal amount prepaid.

                  In the event that any amount of principal hereof or interest thereon, or any other amount payable hereunder or under the Credit Agreement, shall not be paid in full when due (whether at stated maturity, by acceleration or otherwise), Borrower shall pay interest (after as well as before entry of judgment thereon to the extent permitted by law) on such unpaid amount to Lender, from the date such amount becomes due until the date such amount is paid in full, payable on demand of Lender, at a fluctuating rate per annum equal at all times to the Prime Rate (as defined below) plus * per annum (the "Default Rate"). Additionally, and without limiting the foregoing, following the occurrence and during the continuance of any Event of Default, at the option of Lender, the interest rate on all Loans outstanding hereunder shall be the Default Rate.

                  As used herein, "Prime Rate" means for any day the rate of interest in effect for such day as publicly announced from time to time by Bank of America, N.A., as its prime rate. Each change in the interest rate hereon based on a change in the prime rate shall be effective at the opening of business on the day specified in the public announcement of such change.

                  All computations of interest hereunder shall be made on the basis of a year of 360 days for the actual number of days occurring in the period for which any such interest or fee is payable.

                  Whenever any payment hereunder shall be stated to be due, or whenever any Interest Payment Date or any other date specified hereunder would otherwise occur, on a day other than a Banking Day, then, except to the extent otherwise provided hereunder, such payment shall be made, and such Interest Payment Date or other date shall occur, on the next succeeding Banking Day, and such extension of time shall in such case be included in the computation of payment of interest hereunder; PROVIDED, HOWEVER, that if such extension would cause such payment to be made, or such Interest Payment Date or other date to occur, in the next following calendar month, such payment shall be made and such Interest Payment Date or other date shall occur on the next preceding Banking Day. As used herein, "Banking Day" means a day other than a Saturday or Sunday on which commercial banks are not required or authorized by law to close in San Jose, California, except that if the applicable Banking Day relates to any determination of LIBOR, "Banking Day" means such a day on which dealings are carried out in the applicable offshore U.S. Dollar interbank market.

                  Each such payment shall be made on the date when due, in immediately available funds, to Lender's account at Bank of America, N.A., Concord, California, ABA no. 12100358, to account number 1233124070, ref. "Pathnet Operating, Inc.," or to such other account of Lender as it from time to time shall designate in a written notice to Borrower.

                  All payments of principal, interest and other amounts made on or in respect to this Promissory Note shall be made in United States Dollars for value received on the date of payment, without setoff, counterclaim or, to the extent permitted by applicable law, defense, and free and clear of and without deduction for any present and future Taxes or charges whatsoever.

                  Lender shall record the date and amount of each Loan made to Borrower, the amount of principal and interest due and payable from time to time hereunder, each payment thereof, and the resulting unpaid principal balance hereof, in Lender's internal records, and any such records shall be conclusive evidence absent manifest error of the amount of the Loans made by Lender and the interest and payments thereon; PROVIDED, however, that Lender's failure so to record shall not limit or otherwise affect the obligations of Borrower hereunder and under the Credit Agreement to repay the principal of and interest on the Loans.

                  This Promissory Note is a Note referred to in, and is subject to and entitled to the benefits of, the Agreement dated as of September 7, 2000 (as amended, modified, renewed or extended from time to time, the "Credit
Agreement") among Pathnet Telecommunications, Inc. ("Holdings"), Borrower and Lender. Capitalized terms used herein shall have the respective meanings assigned to them in the Credit Agreement.

                  The Credit Agreement provides, among other things, for acceleration (which in certain cases shall be automatic) of the maturity hereof upon the occurrence of certain stated events, in each case without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived.

                  This Promissory Note is subject to prepayment in whole or in part as provided in the Credit Agreement.

                  Borrower hereby waives diligence, presentment, protest or notice of total or partial nonpayment or dishonor with respect to this Promissory Note.

                  Failure by the holder hereof to exercise any of its rights hereunder in any instance shall not constitute a waiver thereof in that or any other instance.

                  Borrower agrees to pay on demand all costs and expenses of Lender and its affiliates, and fees and disbursements of counsel (excluding allocated costs and expenses for internal legal services), in connection with the enforcement or attempted enforcement of, and preservation of any rights or interests under, (i) this Promissory Note, and (ii) any out-of-court workout or other refinancing or restructuring or any bankruptcy or insolvency case or proceeding, including any losses, costs and expenses sustained by Lender as a result of any failure by Borrower to perform or observe its obligations contained herein.

                  THIS PROMISSORY NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

                  Borrower hereby (a) submits to the non-exclusive jurisdiction of the courts of the State of New York and the Federal courts of the United States sitting in the Borough of Manhattan (collectively, the "New York Courts"), for the purpose of any action or proceeding arising out of or relating to this Promissory Note, (b) irrevocably waives (to the extent permitted by applicable law) any objection which it now or hereafter may have to the laying of venue of any such action or proceeding brought in any of the New York Courts, and any objection on the ground that any such action or proceeding in any New York Court has been brought in an inconvenient forum, and (c) agrees that (to the extent permitted by applicable law) a final judgment in any such action or proceeding brought in a New York Court shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner permitted by law.

                  IN WITNESS WHEREOF, Borrower by its duly authorized legal representatives has executed this Promissory Note on the date and in the year first above mentioned.


                                BORROWER

                                Pathnet Operating, Inc.



                                By:
                                ---------------------------------------------
                                  Title:

                       ANNEX TO TRANCHE A PROMISSORY NOTE


         AMORTIZATION


         Payments shall commence on the last day of the quarter in which the Commitment Expiry Date occurs and shall amortize quarterly in arrears. The first four payments of principal shall be in substantially equal amounts and shall total * of the aggregate draw downs made by Borrower under Tranche A. The next four payments of principal shall be in substantially equal amounts and shall total * of the aggregate draw downs made by Borrower under Tranche A. The next four payments of principal shall be in substantially equal amounts and shall total * of the aggregate draw downs made by Borrower under Tranche A. The remaining four payments shall be in substantially equal amounts and shall total
* of the aggregate draw downs made by Borrower with respect to Tranche A; PROVIDED that the final installment shall be in the amount necessary to repay in full the unpaid principal balance of this Tranche A Note.

                                      EXHIBIT D

                        FORM OF TRANCHE B PROMISSORY NOTE

         THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY OTHER APPLICABLE SECURITIES LAWS. IT MAY NOT BE SOLD OR OTHERWISE TRANSFERRED UNDER CIRCUMSTANCES THAT WOULD RESULT IN A VIOLATION OF THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933 OR SUCH OTHER LAWS.

U.S.$10,000,000

                  FOR VALUE RECEIVED, the undersigned, Pathnet Operating, Inc. ("Borrower"), a limited liability company organized and existing under the laws of the State of Delaware, HEREBY UNCONDITIONALLY PROMISES TO PAY to the order of Cisco Systems Capital Corporation ("Lender"), a corporation organized and existing under the laws of the State of Nevada, the principal sum of TEN MILLION United States Dollars (U.S.$10,000,000), or such greater or lesser amount as represents the aggregate principal amount of the Tranche B loans (the "Loans") made by Lender to Borrower pursuant to the Credit Agreement referred to below, quarterly in arrears, payable on the dates and in the amounts indicated in the amortization schedules set forth in the Annex attached hereto (the last such date being hereinafter referred to as the "Maturity Date").

                  Borrower further promises to pay interest on the principal amount of each Loan outstanding hereunder on each Interest Payment Date (as defined below) until the Maturity Date, at a rate per annum equal at all times during each Interest Period for such Loan to LIBOR for such Interest Period plus
* per annum.

                  The period between the date of a Loan and the Maturity Date shall be divided into successive periods, each such period being an "Interest Period" for purposes of this Promissory Note. The initial Interest Period for a Loan shall begin on the date such Loan is made and end on the next Quarterly Date. Each subsequent Interest Period shall begin on the last day of the immediately preceding Interest Period and shall end on the next succeeding Quarterly Date (with the last Interest Period to end on the Maturity Date). As used herein, "LIBOR" means for any Interest Period the rate of interest per annum determined by Lender to be the rate of interest per annum (rounded upward, if necessary, to the nearest 1/100 of 1%) for deposits in Dollars for three months appearing on the display page designated as "3750" in the Dow Jones Market Service (formerly known as the Telerate Service), or any replacement page thereof in the Dow Jones Market Service displaying London interbank offered rates of major banks for Dollar deposits, at or about 11:00 a.m. (London time) on the second Banking Day preceding the first day of the applicable calendar quarter in which such Interest Period occurs, provided that if no, or only one, such offered quotation appears on such display page (or such other replacement page), "LIBOR" shall be determined by reference to the Reuters Screen LIBO Page of the Reuters Monitor Money Rates Service (or any replacement page thereof or other applicable Reuters display page) or other comparable source of interest quotations for such interbank rates selected by Lender; and "Quarterly Date" means the last day of each calendar quarter.

                  Interest on each Loan shall be payable in arrears to Lender on the last day of each calendar quarter and on the Maturity Date (each such date, an "Interest Payment Date"); provided that if any prepayment hereof is effected other than on an Interest Payment Date, accrued interest hereon shall be due on such prepayment date as to the principal amount prepaid.

                  In the event that any amount of principal hereof or interest thereon, or any other amount payable hereunder or under the Credit Agreement, shall not be paid in full when due (whether at stated maturity, by acceleration or otherwise), Borrower shall pay interest (after as well as before entry of judgment thereon to the extent permitted by law) on such unpaid amount to Lender, from the date such amount becomes due until the date such amount is paid in full, payable on demand of Lender, at a fluctuating rate per annum equal at all times to the Prime Rate (as defined below) plus * per annum (the "Default Rate"). Additionally, and without limiting the foregoing, following the occurrence and during the continuance of any Event of Default, at the option of Lender, the interest rate on all Loans outstanding hereunder shall be the Default Rate.

                  As used herein, "Prime Rate" means for any day the rate of interest in effect for such day as publicly announced from time to time by Bank of America, N.A., as its prime rate. Each change in the interest rate hereon based on a change in the prime rate shall be effective at the opening of business on the day specified in the public announcement of such change.

                  All computations of interest hereunder shall be made on the basis of a year of 360 days for the actual number of days occurring in the period for which any such interest or fee is payable.

                  Whenever any payment hereunder shall be stated to be due, or whenever any Interest Payment Date or any other date specified hereunder would otherwise occur, on a day other than a Banking Day, then, except to the extent otherwise provided hereunder, such payment shall be made, and such Interest Payment Date or other date shall occur, on the next succeeding Banking Day, and such extension of time shall in such case be included in the computation of payment of interest hereunder; PROVIDED, HOWEVER, that if such extension would cause such payment to be made, or such Interest Payment Date or other date to occur, in the next following calendar month, such payment shall be made and such Interest Payment Date or other date shall occur on the next preceding Banking Day. As used herein, "Banking Day" means a day other than a Saturday or Sunday on which commercial banks are not required or authorized by law to close in San Jose, California, except that if the applicable Banking Day relates to any determination of LIBOR, "Banking Day" means such a day on which dealings are carried out in the applicable offshore U.S. Dollar interbank market.

                  Each such payment shall be made on the date when due, in immediately available funds, to Lender's account at Bank of America, N.A., Concord, California, ABA no. 12100358, to account number 1233124070, ref. "Pathnet Operating, Inc.," or to such other account of Lender as it from time to time shall designate in a written notice to Borrower.

                  All payments of principal, interest and other amounts made on or in respect to this Promissory Note shall be made in United States Dollars for value received on the date of payment, without setoff, counterclaim or, to the extent permitted by applicable law, defense, and free and clear of and without deduction for any present and future Taxes or charges whatsoever.

                  Lender shall record the date and amount of each Loan made to Borrower, the amount of principal and interest due and payable from time to time hereunder, each payment thereof, and the resulting unpaid principal balance hereof, in Lender's internal records, and any such records shall be conclusive evidence absent manifest error of the amount of the Loans made by Lender and the interest and payments thereon; PROVIDED, however, that Lender's failure so to record shall not limit or otherwise affect the obligations of Borrower hereunder and under the Credit Agreement to repay the principal of and interest on the Loans.

                  This Promissory Note is a Note referred to in, and is subject to and entitled to the benefits of, the Agreement dated as of September 7, 2000 (as amended, modified, renewed or extended from time to time, the "Credit
Agreement") among Pathnet Telecommunications, Inc. ("Holdings"), Borrower and Lender. Capitalized terms used herein shall have the respective meanings assigned to them in the Credit Agreement.

                  The Credit Agreement provides, among other things, for acceleration (which in certain cases shall be automatic) of the maturity hereof upon the occurrence of certain stated events, in each case without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived.

                  This Promissory Note is subject to prepayment in whole or in part as provided in the Credit Agreement.

                  Borrower hereby waives diligence, presentment, protest or notice of total or partial nonpayment or dishonor with respect to this Promissory Note.

                  Failure by the holder hereof to exercise any of its rights hereunder in any instance shall not constitute a waiver thereof in that or any other instance.

                  Borrower agrees to pay on demand all costs and expenses of Lender and its affiliates, and fees and disbursements of counsel (excluding allocated costs and expenses for internal legal services), in connection with the enforcement or attempted enforcement of, and preservation of any rights or interests under, (i) this Promissory Note, and (ii) any out-of-court workout or other refinancing or restructuring or any bankruptcy or insolvency case or proceeding, including any losses, costs and expenses sustained by Lender as a result of any failure by Borrower to perform or observe its obligations contained herein.

                  THIS PROMISSORY NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

                  Borrower hereby (a) submits to the non-exclusive jurisdiction of the courts of the State of New York and the Federal courts of the United States sitting in the Borough of Manhattan (collectively, the "New York Courts"), for the purpose of any action or proceeding arising out of or relating to this Promissory Note, (b) irrevocably waives (to the extent permitted by applicable law) any objection which it now or hereafter may have to the laying of venue of any such action or proceeding brought in any of the New York Courts, and any objection on the ground that any such action or proceeding in any New York Court has been brought in an inconvenient forum, and (c) agrees that (to the extent permitted by applicable law) a final judgment in any such action or proceeding brought in a New York Court shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner permitted by law.

                  IN WITNESS WHEREOF, Borrower by its duly authorized legal representatives has executed this Promissory Note on the date and in the year first above mentioned.




                                BORROWER

                                Pathnet Operating, Inc.



                                By:
                                ---------------------------------------------
                                  Title:

                       ANNEX TO TRANCHE B PROMISSORY NOTE


         AMORTIZATION


         Payments shall commence on the last day of the quarter in which the Commitment Expiry Date occurs and shall amortize quarterly in arrears. The first four payments of principal shall be in substantially equal amounts and shall total * of the aggregate draw downs made by Borrower under Tranche B. The next four payments of principal shall be in substantially equal amounts and shall total * of the aggregate draw downs made by Borrower under Tranche B. The next four payments of principal shall be in substantially equal amounts and shall total * of the aggregate draw downs made by Borrower under Tranche B. The remaining four payments shall be in substantially equal amounts and shall total
* of the aggregate draw downs made by Borrower with respect to Tranche B; PROVIDED that the final installment shall be in the amount necessary to repay in full the unpaid principal balance of this Tranche B Note.

                                  SCHEDULE 1.1

                                 EXISTING LIENS

None.

                                  SCHEDULE 2(L)

                               MATERIAL CONTRACTS

1. Master Service Agreement between I-Link Communications, Inc., Pathnet, Inc. and Pathnet Operating, Inc. dated May 19, 2000

2. Master Service Agreement between DSL Internet Corporation, Pathnet, Inc. and Pathnet Operating, Inc. dated May 24, 2000

3. Service Agreement between Henkels and McCoy, Inc. and Pathnet, Inc. dated March 6, 2000 concerning certain construction services, as assigned to Borrower (consent to assignment required)


4. Fiber Optic Cable Engineering and Construction Agreement dated January 31, 2000 between Pathnet, Inc., and Alcoa Fujikura, Ltd., as assigned to Borrower

5.       Statement  of  Work  designated   Pathnet_Staging_TSOW_2000.v6  between
         Pathnet Operating, Inc. and Cisco Systems, Inc., executed by Pathnet on May 26, 2000 (pending execution - consent to assignment required)

6. Construction Agreement dated March 31, 1999 between Pacific Fiber Link, LLC and Pathnet, Inc., as amended and assigned to Borrower

7. Fiber Optic Cable Construction and Use Agreement between Public Service Company of New Mexico and Pathnet, Inc., dated 6/9/99, as assigned to Borrower (consent to assignment required)

8. Fiber Optic Cable License Agreement between Pathnet, Inc. and Public Service Company of New Mexico, dated 12/23/99, as assigned to Borrower (consent to assignment required)

9. Agreement between Pathnet, Inc and CapRock Telecommunications, dated 11/18/99 as assigned to Borrower

10.      Dark Fiber  Network  Agreement  dated  August  1999  between  Tri-State
         Generation and Transmission Association, Inc., Empire Electric Association, Inc., La Plata Electric Association, Inc., Delta-Montrose Electric Association, Inc. San Miguel Power Association, Inc. and Pathnet, Inc., as assigned to Borrower

11. Fiber Optic Lease between Burlington Northern and Santa Fe Railway Company and Pathnet Telecommunications, Inc., dated March 31, 2000, as assigned to Borrower and PRE pursuant to the Right of Way Contribution Agreement (consent to assignment required)

12.      Goldman Sachs engagement letter dated May 2, 2000

13. Master Software License and Services Agreement dated December 1999 between MetaSolv Software, Inc. and Pathnet, Inc., and executed by Pathnet, Inc. on December 29, 2000, as assigned to Borrower (consent to assignment required)

14. Intercompany Services Agreement dated on or about the date hereof between Pathnet Operating, Inc. and Pathnet, Inc.


15. Tax Sharing Agreement dated on or about the date hereof between Pathnet Operating, Inc. and Pathnet Telecommunications, Inc. (consent to assignment required)